As filed with the Securities and Exchange Commission on April 17, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             -----------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                          COLLINS & AIKMAN PRODUCTS CO.
             (Exact name of registrant as specified in its charter)

            Delaware                             3590                    13-0588710
(State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)      Classification Code Number)    Identification Number)

                             -----------------------
                             250 Stephenson Highway
                              Troy, Michigan 48083
                                 (248) 824-2500
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                             -----------------------
                                 Thomas E. Evans
                             250 Stephenson Highway
                              Troy, Michigan 48083
                                 (248) 824-2500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             -----------------------
                                    Copy to:
                              Gary A. Brooks, Esq.
                           Jonathan A. Schaffzin, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                             -----------------------

     Approximate date of commencement of proposed issuance of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
                             -----------------------

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================================
Title of Each Class of Securities      Amount to Be       Proposed Maximum          Proposed Maximum       Amount of Regis-
          to Be Registered              Registered     Offering Price Per Unit  Aggregate Offering Price   tration Fee (2)
                                                                                           (1)
-----------------------------------------------------------------------------------------------------------------------------
10-3/4% Senior Notes Due 2011......
                                       $500,000,000             100%                  $500,000,000                 $46,000
=============================================================================================================================
Guarantees of 10-3/4% Senior Notes
   Due 2011........................         (3)                  (3)                       (3)                       (3)
=============================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").

(2)  Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                                   Additional Registrants

                                                              State or other         Primary Standard           I.R.S.
                                                             jurisdiction of       Industrial Classifica-  Employer Identi-
                                                             incorporation or         tion Code Number       fication No.
Exact name of registrant as specified in its charter           organization
Collins & Aikman Corporation                                    Delaware                         2273           13-3489233
Collins & Aikman Accessory Mats, Inc.                           Delaware                         3069           34-1532472
Akro Mats, LLC                                                  Delaware                         3069                 *
Collins & Aikman Automotive Mats, LLC                           Delaware                         3069                 *
Collins & Aikman Asset Services, Inc.                           Delaware                         6719           95-4225459
Collins & Aikman Automotive International, Inc.                 Delaware                         6719           13-3376151
Collins & Aikman Carpet & Acoustics (MI), Inc.                  Delaware                         3714           38-2831561
Collins & Aikman Carpet & Acoustics (TN), Inc.                  Tennessee                        3714           62-1301605
Collins & Aikman International Corporation                      Delaware                         6719           95-3416790
Collins & Aikman Europe, Inc.                                   Delaware                         6719           88-0383716
Collins & Aikman Plastics, Inc.                                 Delaware                         3089           34-1376202
Collins & Aikman Properties, Inc.                               Delaware                         6719           95-3416796
Comet Acoustics, Inc.                                           Delaware                         7371           56-2225192
Dura Convertible Systems, Inc.                                  Delaware                         3714           95-4094096
Amco Convertible Fabrics, Inc.                                  Delaware                         2221           38-3254156
Gamble Development Company                                      Minnesota                        6519           41-0949764
JPS Automotive, Inc.                                            Delaware                         2273           56-2001613
Wickes Asset Management Inc.                                    Delaware                         6519           95-4030704
Wickes Manufacturing Company                                    Delaware                         6519           95-4001211
Collins & Aikman  Interiors, Inc.                               Delaware                         6719           56-2270167
Collins & Aikman Development Company                            Delaware                         3089           56-2270173
Becker Group, L.L.C.                                            Michigan                         3089           38-3451471**
Brut Plastics, Inc.                                             Michigan                         3089           38-2959954
Collins & Aikman Advanced Processes, Inc.                       Delaware                         3089           56-2270171
Collins & Aikman Canada Domestic Holding Company                Delaware                         6719           56-2270169
Collins & Aikman Fabrics, Inc.                                  Delaware                         2221           38-3024579
M & C Advanced Processes, Inc.                                  Michigan                         3089           38-3172585
Textron Automotive Exteriors Inc.                               Delaware                         3089           05-0471352
Textron Automotive Interiors Inc.                               Delaware                         3089           02-0265330
Textron Automotive (Asia) Inc.                                  Delaware                         3089           05-0505045
Textron Automotive (Argentina) Inc.                             Delaware                         3089           06-1470649
Textron Automotive Overseas Investment Inc.                     Delaware                         3089           02-0435027
Textron Automotive International Services Inc.                  Delaware                         3089           05-0447633
Textron Properties Inc.                                         Delaware                         6719           05-0425768

* This company is a single member limited liability company and for federal income tax purposes is treated as a division of Collins & Aikman Accessory Mats, Inc. There is no I.R.S employer identification number assigned to this company.

** This company is a single member limited liability company and for federal income tax purposes is treated as a division of C&A Plastics, Inc. The I.R.S employer identification number listed was used prior to acquisition.

================================================================================

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these notes and is not soliciting an offer to acquire these notes in any state where the offer or sale is not permitted.


PROSPECTUS

                    SUBJECT TO COMPLETION, DATED APRIL , 2002

                          COLLINS & AIKMAN PRODUCTS CO.



                                 Exchange Offer
                                       for
                     $500,000,000 Aggregate Principal Amount
                                       of
                          10-3/4% Senior Notes due 2011

                        --------------------------------

                            Terms of Exchange Offer:



     o    Expires 5:00 p.m., New York City time, on , 2002 unless extended.

     o    Subject to certain customary conditions which may be waived by us.

     o All outstanding 10-3/4% Senior Notes due 2011 that are validly tendered and not withdrawn will be exchanged.

     o Tenders of outstanding notes may be withdrawn any time prior to the expiration of this exchange offer.

     o The exchange of the outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

     o    We will not receive any cash proceeds from the exchange offer.

     o The terms of the notes to be issued in exchange for the outstanding notes are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.

     o Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

     See "Risk Factors," beginning on page 7, for a discussion of certain factors that should be considered by holders before tendering their outstanding notes in the exchange offer.

     There has not been previously any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           ---------------------------

                The date of this prospectus is ___________, 2002.

     In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

     You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                                -----------------

                                TABLE OF CONTENTS



                                                 PAGE                                                   PAGE


WHERE YOU CAN FIND ADDITIONAL INFORMATION.......iii      DESCRIPTION OF PRODUCTS PREFERRED STOCK..........36
INCORPORATION OF DOCUMENTS BY REFERENCE.........iii      DESCRIPTION OF THE EXCHANGE NOTES................40
SUMMARY...........................................1      MATERIAL UNITED STATES FEDERAL INCOME TAX
RISK FACTORS......................................7      CONSIDERATIONS ..................................84
RATIO OF EARNINGS TO FIXED CHARGES...............20      PLAN OF DISTRIBUTION.............................87
THE EXCHANGE OFFER...............................21      LEGAL MATTERS....................................87
USE OF PROCEEDS..................................30      EXPERTS..........................................87
DESCRIPTION OF OUR OTHER DEBT....................32


                             -----------------------

     Collins & Aikman Products Co. is a Delaware corporation. Our principal executive offices are located at 250 Stephenson Highway, Troy, Michigan 48083 and our telephone number at that address is (248) 824-2500.

     Unless the context otherwise requires, all information in this prospectus which refers to (a) "Products" or the "Company" refers only to Collins & Aikman Products Co., (b) "C&A Corporation," "C&A," "our parent" or "our parent company" refers only to our parent, Collins & Aikman Corporation, and (c) "Collins & Aikman," "we," "us" or "our" refers to Collins & Aikman Products Co. and its subsidiaries.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking" information, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words used in this prospectus.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties (including trade relations and competition). Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this prospectus.

     The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

     Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus include general economic conditions in the market in which we operate and industry-based factors such as:

     o declines in the North American, South American and European automobile and light truck builds,

     o    labor costs and strikes at our major customers and at our facilities,

     o    changes in consumer preferences,

     o    dependence on significant automotive customers,

     o the level of competition in the automotive supply industry and pricing pressure from automotive customers and

     o    risks associated with conducting business in foreign countries.

     In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus such as substantial leverage, limitations imposed by our debt instruments, our ability to successfully integrate acquired businesses including actions we have identified as providing cost saving opportunities, and pursue our prime contractor business strategy and our customer concentration.

     Our divisions may also be affected by changes in the popularity of particular vehicle models or particular interior trim packages or the loss of programs on particular vehicle models.

     We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors." These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other conditions, results of operations and ability to make payments on the notes.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     C&A files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that C&A files at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. C&A's SEC filings are also available to you at the SEC's web site at http:// www.sec.gov.

     We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and file with the SEC (unless the SEC will not accept the filing) copies of the financial and other information that would be contained in the annual report and quarterly reports that we would be required to file with the SEC if we were subject to the periodic reporting requirements of the Exchange Act. We will also make such reports available to prospective purchasers of the notes and the exchange notes, as applicable, and to securities analysts and broker-dealers upon their request. In addition, we have agreed that, for so long as the notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, we will furnish to holders of the notes and prospective purchasers of the notes designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A)(d)(4) under the Securities Act, unless we are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act. We will also make all documentation regarding the exchange offer available, without charge, at the office of the Luxembourg Paying Agent.

     Each purchaser of the notes from the initial purchasers will be furnished with a copy of this prospectus and any related amendments or supplements. Each person receiving this prospectus acknowledges that (a) he has been afforded an opportunity to request from us, and to review and has received, all additional information considered by him to be necessary to verify the accuracy and completeness of the information herein, (b) he has not relied on the initial purchasers or any person affiliated or associated with the initial purchasers in connection with his investigation of the accuracy of such information or his investment decision and (c) he understands that except as provided pursuant to
(a) above, no person has been authorized to give any information or to make any representation concerning the notes offered hereby other than those contained herein and, if given or made, such other information or representation should not be relied upon as having been authorized by us or the initial purchasers.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     Rather than include certain information in this prospectus that C&A has already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important information to you by referring to those publicly filed documents containing the information. This information incorporated by reference is considered to be part of this prospectus, and the information that C&A files with the SEC after the date of this prospectus and prior to the termination of the offerings of the notes offered hereby will automatically update and supersede the information in this prospectus. We incorporate by reference the following documents filed by C&A with the SEC:

     o Proxy Statement on Schedule 14A for C&A's annual meeting of stockholders to be held on May 15, 2002 (other than the sections entitled "Executive Compensation-Report of the Compensation Committee," "Performance Graph," "Report of the Audit Committee of the Board of Directors," and "Audit Fees.")

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     o Current Report on Form 8-K filed January 4, 2002 and the report on Form 8-K/A filed January 14, 2002;

     o Current Report on Form 8-K filed July 3, 2001 and the report on Form 8-K/A filed September 17, 2001;

     o Current Report on Form 8-K filed October 4, 2001 and the report on Form 8/KA filed October 10, 2001; and

     o    Current Report on Form 8-K filed April 17, 2002.

                                     SUMMARY

                                   Our Company

     We are a global leader in the design, engineering and manufacturing of automotive interior components, including instrument panels, fully assembled cockpit modules, floor and acoustic systems, automotive fabric, interior trim and convertible top systems. We have the number one or two North American market share position in seven out of ten major automotive interior categories tracked by CSM Worldwide. We are also the largest North American supplier of convertible top systems. Following our acquisition of TAC-Trim in December 2001, we became a leading global supplier of fully assembled cockpit modules, a market segment we expect to grow significantly over the next five years. Our sales are diversified among North American, European and South American automotive OEMs and Tier I total interior integrators. In North America, we manufacture components for approximately 90% of all light vehicle production platforms. We have over 25,000 employees and more than 120 plants and facilities in North America, Europe and South America.

     In February 2001, Heartland Industrial Partners, L.P. acquired a controlling interest in C&A. Since the investment, we have pursued acquisitions that have furthered a strategy of serving as a prime contractor to both Tier I integrators, which are shifting capital and emphasis away from interior components manufacturing and towards electronics and the delivery of fully integrated interior modules, and to OEMs, which continue to increase their outsourcing of complete interior manufacturing.

     o On July 3, 2001, we acquired the Becker Group, a leading supplier of plastic components to the automotive industry.

     o On September 21, 2001, we acquired Joan Automotive Industries, a leading supplier of bodycloth to the automotive industry, and the assets of Joan's affiliated automotive yarn dyeing operation, Western Avenue Dyers, L.P.

     o On December 20, 2001, we acquired the Textron Automotive Company's Trim division (TAC-Trim), one of the largest suppliers of instrument panels and fully assembled cockpit modules and a major automotive plastics manufacturer of interior and exterior trim components in North America, Europe and South America.

     The combination of Collins & Aikman, Becker, Joan and TAC-Trim created one of the industry's largest and most broadly based manufacturers of automotive interior components, systems and modules. We have the capability to supply diverse combinations of stylistically matched, functionally engineered and acoustically integrated interior trim components, systems and modules and market interior products to customers through a single "global commercial operations" group, which supplies products from three primary categories: plastic components and cockpits, carpet and acoustics and automotive fabrics. In addition, we continue to market our convertible top systems through the Dura convertible group.

                          Summary of the Exchange Offer

Registration Rights.......................   You are entitled to exchange your
                                             outstanding notes for freely
                                             tradeable exchange notes with
                                             substantially identical terms. The
                                             exchange offer is intended to
                                             satisfy your exchange rights. After
                                             the exchange offer is complete, you
                                             will no longer be entitled to any
                                             exchange or registration rights
                                             with respect to your outstanding
                                             notes. Accordingly, if you do not
                                             exchange your outstanding notes,
                                             you will not be able to reoffer,
                                             resell or otherwise dispose of your
                                             outstanding notes unless you comply
                                             with the registration and
                                             prospectus delivery requirements of
                                             the Securities Act, or there is an
                                             exemption available.

The Exchange Offer........................   We are offering to exchange $1,000
                                             principal amount of our 10-3/4%
                                             Senior Notes due 2011, which have
                                             been registered under the
                                             Securities Act, for $1,000
                                             principal amount of our outstanding
                                             10-3/4% Senior Notes due 2011,
                                             which were issued in a private
                                             offering on December 20, 2001. As
                                             of the date of this prospectus,
                                             there are $500.0 million principal
                                             amount at maturity of outstanding
                                             notes. We will issue exchange notes
                                             promptly after the expiration of
                                             the exchange offer.

Resales...................................   We believe that the exchange notes
                                             issued in the exchange offer may be
                                             offered for resale, resold or
                                             otherwise transferred by you
                                             without compliance with the
                                             registration and prospectus
                                             delivery requirements of the
                                             Securities Act, provided that:

                                             o you are acquiring the exchange
                                             notes in the ordinary course of
                                             your business;

                                             o you are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate in a
                                             distribution of the exchange notes;
                                             and

                                             o you are not an "affiliate" of
                                             ours.

                                             If you do not meet the above
                                             criteria you will have to comply
                                             with the registration and
                                             prospectus delivery requirements of
                                             the Securities Act in connection
                                             with any reoffer, resale or other
                                             disposition of your exchange notes.

                                             Each broker or dealer that receives
                                             exchange notes for its own account
                                             in exchange for outstanding notes
                                             that were acquired as a result of
                                             market-making or other trading
                                             activities must acknowledge that it
                                             will deliver this prospectus in
                                             connection with any sale of
                                             exchange notes.

Expiration Date...........................   5:00 p.m., New York City time, on ,
                                             2002, unless we extend the
                                             expiration date.

Conditions to the Exchange Offer..........   The exchange offer is subject to
                                             certain customary conditions, which
                                             may be waived by us. The exchange
                                             offer is not conditioned upon any
                                             minimum principal amount of
                                             outstanding notes being tendered.

Procedures for Tendering Outstanding Notes   If you wish to tender outstanding
                                             notes, you must complete, sign and
                                             date the letter of transmittal, or
                                             a facsimile of it, in accordance
                                             with its instructions and transmit
                                             the letter of transmittal, together
                                             with your notes to be exchanged and
                                             any other required documentation,
                                             to The Bank of New York, who is the
                                             exchange agent, at the address set
                                             forth in the letter of transmittal
                                             to arrive by 5:00 p.m., New York
                                             City time, on the expiration date.
                                             See "The Exchange Offer--Procedures
                                             for Tendering Outstanding Notes."
                                             By executing the letter of
                                             transmittal, you will represent to
                                             us that you are acquiring the
                                             exchange notes in the ordinary
                                             course of your business, that you
                                             are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate in the
                                             distribution of exchange notes, and
                                             that you are not an "affiliate" of
                                             ours. See "The Exchange
                                             Offer--Procedures for Tendering
                                             Outstanding Notes."

Special Procedures for Beneficial Holders.   If you are the beneficial holder of
                                             outstanding notes that are
                                             registered in the name of your
                                             broker, dealer, commercial bank,
                                             trust company or other nominee, and
                                             you wish to tender in the exchange
                                             offer, you should contact the
                                             person in whose name your
                                             outstanding notes are registered
                                             promptly and instruct such person
                                             to tender on your behalf. See "The
                                             Exchange Offer--Outstanding Notes."

Guaranteed Delivery Procedures............   If you wish to tender your
                                             outstanding notes and you cannot
                                             deliver such notes, the letter of
                                             transmittal or any other required
                                             documents to the exchange agent
                                             before the expiration date, you may
                                             tender your outstanding notes
                                             according to the guaranteed
                                             delivery procedures set forth in
                                             "The Exchange Offer--Guaranteed
                                             Delivery Procedures."

Withdrawal Rights.........................   Tenders may be withdrawn at any
                                             time before 5:00 p.m., New York
                                             City time, on the expiration date.

Acceptance of Outstanding Notes and
   Delivery of Exchange Notes.............   Subject to certain conditions, we
                                             will accept for exchange any and
                                             all outstanding notes which are
                                             properly tendered in the exchange
                                             offer before 5:00 p.m., New York
                                             City time, on the expiration date.
                                             The exchange notes will be
                                             delivered promptly
                                             after the expiration date. See "The
                                             Exchange Offer--Terms of the
                                             Exchange Offer."

Certain Federal Income Tax Considerations.   The exchange of outstanding notes
                                             for exchange notes will not be a
                                             taxable event for federal income
                                             tax purposes. You will not
                                             recognize any taxable gain or loss
                                             as a result of exchanging
                                             outstanding notes for exchange
                                             notes, and you will have the same
                                             tax basis and holding period in the
                                             exchange notes as you had in the
                                             outstanding notes immediately
                                             before the exchange. See "Certain
                                             Federal Income Tax Considerations."

Use of Proceeds...........................   We will not receive any proceeds
                                             from the issuance of the exchange
                                             notes.

Exchange Agent............................   The Bank of New York is serving as
                                             exchange agent in connection with
                                             the exchange offer. The address,
                                             telephone number and facsimile
                                             number of the exchange agent are
                                             set forth in "The Exchange
                                             Offer--Exchange Agent."

                          Summary of the Exchange Notes

         The following summary is not intended to be complete. For a more detailed description of the exchange notes, see "Description of the Exchange Notes."

Issuer...................................    Collins & Aikman Products Co.

Notes Offered............................    $500,000,000 aggregate principal
                                             amount of 10-3/4% Senior Notes due
                                             2011.

Maturity Date............................    The notes will mature on December
                                             31, 2011.

Interest Rate and Payment Dates..........    The notes will accrue interest from
                                             the last interest payment date on
                                             which interest was paid on the
                                             outstanding notes surrendered in
                                             exchange therefore or, if no
                                             interest has been paid on the
                                             outstanding notes, from December
                                             20, 2001 at the rate of 10-3/4% per
                                             year. Interest on the exchange
                                             notes will be payable semi-annually
                                             in arrears on each June 30 and
                                             December 31, commencing on June 30,
                                             2002.

Optional Redemption......................    We may redeem some or all of the
                                             exchange notes at any time on or
                                             after December 31, 2006, at a
                                             redemption price equal to 100% of
                                             the principal amount plus a premium
                                             declining ratably to par, plus
                                             accrued and unpaid interest, if
                                             any. In addition, prior to December
                                             31, 2004, we may redeem up to 35%
                                             of the aggregate principal amount
                                             of the exchange notes with the
                                             proceeds of certain equity
                                             offerings at a redemption price
                                             equal to 110.75% of the principal
                                             amount of the notes, plus accrued
                                             and unpaid interest, if any.

Change of Control........................    If we experience a change of
                                             control, we may be required to
                                             offer to purchase the exchange
                                             notes at a purchase price equal to
                                             101% of the principal amount, plus
                                             accrued and unpaid interest, if
                                             any. We might not be able to pay
                                             you the required price for exchange
                                             notes you present us at the time of
                                             a change of control because our new
                                             senior credit facilities or other
                                             indebtedness may prohibit payment
                                             or we might not have enough funds
                                             at that time.

Ranking; Guarantees......................    The exchange notes will be
                                             unsecured and will rank equal in
                                             right of payment with all of our
                                             existing and future unsecured and
                                             unsubordinated obligations. C&A and
                                             each of our existing wholly owned
                                             domestic subsidiaries (other than
                                             our receivables, insurance and
                                             charitable subsidiaries) will
                                             guarantee the exchange notes on a
                                             senior basis. Future domestic
                                             subsidiaries may also be required
                                             to guarantee these notes. The
                                             guarantee of the obligations under
                                             the exchange notes will be general
                                             unsecured obligations of the
                                             guarantors and will rank equal in
                                             right of payment with all of their
                                             existing and future unsecured
                                             and unsubordinated debt. Our
                                             existing 11-1/2% senior
                                             subordinated notes are guaranteed
                                             on a senior subordinated basis by
                                             the guarantors of the exchange
                                             notes offered hereby.

Restrictive Covenants....................    The exchange notes will be issued
                                             under an indenture with BNY Midwest
                                             Trust Company, as trustee. The
                                             indenture governing the exchange
                                             notes will contain covenants that
                                             will limit the ability of Products
                                             and the ability of our restricted
                                             subsidiaries to, among other
                                             things:

                                             o incur or guarantee additional
                                             indebtedness;

                                             o pay dividends or make other
                                             distributions or repurchase or
                                             redeem our stock;

                                             o make investments;

                                             o sell assets;

                                             o create liens;

                                             o enter into agreements restricting
                                             our restricted subsidiaries'
                                             ability to pay dividends;

                                             o enter into transactions with
                                             affiliates; and

                                             o consolidate, merge or sell all or
                                             substantially all of our assets.

                                             These covenants are subject to
                                             important exceptions and
                                             qualifications, which are described
                                             under the heading "Description of
                                             the Notes" in this prospectus.

                             ----------------------

                                  Risk Factors

     You should consider carefully the information set forth in the section of this prospectus entitled "Risk Factors" and all the other information provided to you in this prospectus in deciding whether to invest in the notes.

                                  RISK FACTORS

     You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus, before deciding to invest in the notes.

Risks Related to Our Business

     Demand in the automotive industry is significantly dependent on the U.S. and the global economies and our business and profitability are exposed to current and future uncertainties.

     Our financial performance depends, in large part, on conditions in the global automotive markets that we serve and, generally, on the U.S. and global economies. Demand in the automotive industry fluctuates in response to overall economic conditions and is particularly sensitive to changes in interest rate levels, consumer confidence and fuel costs. In our largest market, the North American automotive market, reported results from our customers in 2001 reflect lower sales volumes and lower prices for new vehicles than for the comparable periods of last year. This is reflected in our lower sales and operating margins for 2001. The September 11th terrorist attacks, recession and other recent developments have adversely affected consumer confidence throughout the U.S. and much of the world. These developments have exacerbated the uncertainty in our markets and their future impact on us is difficult to predict. Any sustained weakness in demand or continued downturn in the economy generally would have a material adverse effect on us.

     Our sales are also impacted by retail inventory levels and our customers' production schedules. In 2001, our OEM customers significantly reduced their production and inventory levels and reduced their orders from us due to the uncertain economic environment. We cannot predict when the OEMs will decide to rebuild inventory levels or whether new inventory levels will approximate historical levels. This may result in significant quarter-to-quarter variability in our performance. In addition, we have historically experienced sales declines during the OEMs' scheduled shut-downs, which usually occur during the third calendar quarter. Continued uncertainty and other unexpected fluctuations may have a material adverse effect on us.

     The base of customers which we serve is concentrated, and the loss of business from a major customer or the discontinuation of particular vehicle models could reduce our sales and harm our profitability.

     Because of the relative importance of a few large customers and the high degree of concentration of OEMs in the automotive industry, our business is exposed to a high degree of risk related to customer concentration. DaimlerChrysler AG, General Motors Corporation and Ford Motor Company and their respective affiliates were our three largest customers and they directly or indirectly accounted for approximately 29%, 22% and 19% of our 2001 net sales, respectively. A loss of significant business from, or adverse performance by, any of these customers would be harmful to our profitability, thereby making it more difficult for us to make payments on the notes. Although we receive purchase orders from most of our customers, these purchase orders typically provide for the supply of a customer's annual requirements for a particular model or assembly plant, renewable on a year-to-year basis, rather than for the purchase of a specific quantity of products. It is not possible for us to predict the level of new production for 2002 car sales. The loss of business with respect to significant vehicle models could also have a material adverse effect on us.

     There is substantial and continuing pressure from automotive manufacturers to reduce costs, including costs associated with outside suppliers like us. For example, OEM customers in the automotive industry attempted to impose price decreases and givebacks throughout 2001. Such attempted price decreases are generally in the 3% to 8% range. Several reductions have been agreed to, and others are currently being negotiated with OEMs and pressures may increase if overall economic and industry conditions do not improve. We attempt to resist such downward pricing pressure, while trying to preserve our business relationships with these customers, but such pricing pressure may have a material adverse effect on us. At the same time, it is difficult for us to offset these downward pricing pressures through alternative, less costly sources of raw materials. In addition, throughout 2001, suppliers engaged in supplying products in the automotive industry have attempted to impose price increases on their customers. As a result, we have experienced pricing pressure from our suppliers. We cannot assure you that we will not be materially and adversely affected by these substantial and continuing pricing pressures.

     The prices that we can charge some of our customers are predetermined and we bear the risk of costs in excess of our estimates.

     Sales contracts with some of our customers require us to provide our products at predetermined prices. In some cases, these prices decline over the course of the contract. The costs that we incur in fulfilling these contracts may vary substantially from our initial estimates. Unanticipated cost increases may occur as a result of several factors, including increases in the costs of labor, components or materials. In some cases, we may be permitted to pass on to our customers the cost increases associated with specific materials. Cost overruns that we cannot pass on to our customers could materially and adversely affect us.

     We may not be able to successfully integrate our acquired operations or realize the intended benefits of our acquisitions.

     Our future operations and cash flow will depend largely upon our ability to integrate our Becker, Joan and TAC-Trim acquisitions, achieve the strategic operating objectives for these acquisitions and realize significant synergies and cost savings as a result. The Becker, Joan and TAC-Trim acquisitions account for 49 of our over 120 plants and facilities and approximately 12,500 of our approximately 25,000 employees. TAC-Trim individually accounts for 41 of our plants and facilities and approximately 12,000 of our employees located across seven different countries, including two countries where we did not previously operate. We have not previously undertaken an integration process as large or complex as the integration plans required by these three acquisitions collectively or by the TAC-Trim acquisition individually. In order to succeed, we will need to:

     o    realize projected synergies and cost savings on a timely basis;

     o    consolidate information technologies;

     o    capitalize on our increased purchasing power;

     o effectively control the progress of our integration process and associated costs;

     o consolidate our program management, research and development and engineering operations;

     o capitalize on our prime contractor strategy and the opportunities afforded by our broader products offering; and

     o    maintain strong relationships with Tier I integrators and OEMs.

     To the extent we have misjudged the nature and extent of industry trends or our competition, we may have difficulty in achieving our operating and strategic objectives. In addition, our integration activities will place substantial demands on our management, operational resources and financial and internal control systems. Our future operating results will depend upon our ability to implement and improve our operating and financial controls and to combine, train and manage our employee base. There is a risk that the diversion of management attention, particularly in a difficult operating environment, will affect our sales and the attention that our management can devote to this and other operational, financial and strategic issues. In addition, in some of our past non-U.S. acquisitions, we have encountered integration and systems difficulties typical of foreign transactions which have given rise to material weaknesses that have been resolved. See "Change in Accountants" in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated herein by reference. Since TAC-Trim involves significant foreign operations, we cannot assure you that we will not encounter similar difficulties going forward. All statements concerning the benefits, cost savings and synergies we expect to realize from the Transactions are forward-looking statements.

     Some of the benefits we expect to derive from our acquisitions include contractual and other relationships with customers and suppliers. We may not be able to preserve all of these relationships and some of our anticipated contractual relationships may cease following the acquisitions.

     We may pursue additional acquisitions that further our current strategies.

     We may selectively identify and acquire other businesses with complementary products, manufacturing capabilities or geographic markets and we expect to continually evaluate such opportunities. We cannot assure you that any business acquired by us will be successfully integrated with our operations or prove to be complementary in the manner expected or profitable. We could incur further indebtedness in connection with our acquisition strategy and increase our leverage. We could acquire companies and operations in geographic markets, including foreign markets, in which we do not currently operate. Acquisitions outside of North America may present unique difficulties and increase our exposure to those risks attendant to international operations. The process of integrating acquired companies and operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Any failure at successfully executing an acquisition could materially and adversely affect us.

     Our capital resources may be inadequate if we are unable to successfully integrate our acquired businesses or if economic conditions worsen.

     As of December 31, 2001, we had approximately $73.9 of cash and cash equivalents, $134.5 million of unutilized borrowing capacity under our revolving credit facility and approximately $118.6 million of unutilized capacity under our receivables facility. As a substantially larger company with higher debt levels, our liquidity requirements will exceed historical levels and we will need to effectively manage our cash position and working capital levels. Since we expect significantly greater sales of cockpit modules over the next several years, we will need to make substantial capital and other investments to meet our customer requirements. To the extent that the integration of our acquired businesses is not accomplished in accordance with our expectations, economic conditions in the automotive industry worsen, we utilize our revolving credit capacity for acquisitions or otherwise or we are unable to renew our receivables facility at its maturity, we may be faced with inadequate liquidity. Additional sources of liquidity may include additional debt, but our debt instruments may not permit us to incur additional debt, and we may be unable to secure equity or other financing. This could have a material adverse effect on us.

     We may incur unanticipated contingent liabilities as a result of the Acquisitions and we may experience unanticipated liabilities associated with former discontinued operations.

     We may incur unforeseen environmental, tax, pension, litigation or other liabilities in connection with the Acquisitions or we may underestimate the known liabilities. If such liabilities materialize or are greater than we estimate, they could have a material adverse effect on us. In addition, we have significant responsibilities related to some of our formerly owned businesses, or discontinued operations, such as those relating to post-retirement, casualty, environmental, product liability, lease and other matters. Based upon the information presently available to us and our insurance coverage, we do not believe that any of these liabilities will have a material adverse effect upon our financial condition or results of operations, however, we could be incorrect in our assumptions and the extent of those contingent liabilities of which we are aware may exceed our expectations and there may be other such liabilities of which we presently have no knowledge. See Item 1, "Business -- Environmental Matters" and
Item 3, "Legal Proceedings" in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated herein by reference.

     If we are unable to meet future capital requirements, our competitive position may be adversely affected.

     In securing new business, we are typically required to expend significant amounts of capital for engineering, development, tooling and other costs. Generally, we seek to recoup these costs through pricing over time, but we may be unsuccessful due to competitive pressures and other market constraints or if a customer ceases production of a particular vehicle. We believe that we will be able to fund capital expenditures through cash flow from operations, borrowings under our new credit facilities and sales of receivables under our new receivables facility. We cannot assure you that we will have adequate funds to make all the necessary capital expenditures or that the amount of future capital expenditures will not be materially in excess of our anticipated expenditures. If we are unable to make necessary capital expenditures, our business and our competitive position will be materially and adversely affected.

     Recent trends among our customers will increase competitive pressures in our businesses.

     In recent years, the competitive environment among suppliers to the vehicle manufacturers in the automotive industry has changed significantly as these manufacturers have sought to outsource more vehicular components, modules and systems and to use on-line auctions in order to obtain further price reductions. In addition, these sectors have experienced substantial consolidation as OEMs have sought to lower costs, improve quality and increasingly purchase complete systems and modules rather than separate components. This consolidation has caused, and its continuation will continue to amplify, the pricing pressures outlined above in the discussion of the concentration of our customers. Our competitive strategy will be to position ourselves as the prime contractor of choice to both Tier I integrators and OEM assembly plants by supplying a full spectrum of integrated interior trim components. This strategy presents the risk that some of our customers may be competitors of ours in certain products as well. If our business strategy is unsuccessful or our new products fail to gain acceptance with our targeted customers, it would have a material adverse effect on us.

     Furthermore, the trend toward consolidation among automotive parts suppliers is resulting in a smaller number of large suppliers like us who benefit from purchasing and distribution economies of scale. If we cannot achieve the cost savings and operational improvements expected from our prime contractor business strategy or such savings and improvements are not sufficient to allow us to compete favorably in the future with other larger, consolidated companies, we will be materially and adversely affected.

     Our strategy may not succeed if anticipated outsourcing fails to occur due to union considerations.

     Because of the economic benefits inherent in outsourcing to suppliers and the costs associated with reversing a decision to purchase automotive interior systems and components from an outside supplier, automotive manufacturers' commitments to purchasing automotive interior systems and components from outside suppliers, particularly on a just-in-time basis, are contemplated to increase. However, under the contracts currently in effect in the United States and Canada between each of Ford, General Motors and DaimlerChrysler and the United Auto Workers ("UAW") and the Canadian Auto Workers ("CAW"), in order for any of such automotive manufacturers to obtain from external sources components that it currently produces, it must first notify the UAW or the CAW of such intention. If the UAW or the CAW objects to the proposed outsourcing, some agreement will have to be reached between the UAW or the CAW and the automotive manufacturer. Factors that will normally be taken into account by the UAW, the CAW and the automotive manufacturer include:

     o whether the proposed new supplier is technologically more advanced than the automotive manufacturer;

     o    whether the new supplier is unionized;

     o    whether cost benefits exist; and

     o whether the automotive manufacturer will be able to reassign union members whose jobs are being displaced to other jobs within the same factories.

     In the event that our predictions concerning such industry trends are not accurate, it may have a material adverse effect on us.

     Our products are subject to changing technology, which could place us at a competitive disadvantage relative to alternative products introduced by competitors.

     We believe that our customers rigorously evaluate their suppliers on the basis of product quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. Our success will depend on our ability to continue to meet our customers' changing specifications with respect to these criteria. We may, therefore, require significant ongoing and recurring additional capital expenditures and investment in research and development, manufacturing and other areas to remain competitive. We cannot assure you that we will be able to achieve the technological advances or introduce new products that may be necessary to remain competitive. Further, we cannot assure you that any technology developed by us can be adequately protected such that we can maintain a competitive advantage.

     We depend on the services of other key individuals and relationships, the loss of which would materially harm us.

     Our success will depend, in part, on the efforts of our executive officers and other key employees. In addition, our future success will depend on, among other factors, our ability to attract and retain other qualified personnel. The loss of the services of any of our key employees or the failure to attract or retain employees could have a material adverse effect on us. Our largest stockholder, Heartland Industrial Partners, provides us with valuable strategic, operational and financial guidance. If, for any reason, such guidance ceased, it could have a material adverse effect upon us as well.

     We may be subject to work stoppages at our facilities or those of our principal customers which could seriously impact the profitability of our business.

     As of April 1, 2002, approximately 55% of our global work force was unionized. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could have a material adverse effect on us.

     Many OEMs and their suppliers have unionized work forces. Work stoppages or slowdowns experienced by OEMs or their suppliers could result in slowdowns or closures of assembly plants where our products are included in assembled vehicles. For example, over the past four years, there have been labor strikes against General Motors that have resulted in work stoppages at General Motors. Furthermore, organizations responsible for shipping our customers' products may be impacted by occasional strikes staged by the unions representing transportation employees. Any interruption in the delivery of our customers' products would reduce demand for our products and could have a material adverse effect on us.

     A growing portion of our revenue may be derived from international sources, which exposes us to additional uncertainty and may make it more difficult to make payments on the notes.

     Approximately 20.1% of our 2001 sales were derived from shipments to destinations outside of the United States and Canada. As part of our business strategy, we intend to expand our international operations and customer base. Sales outside of the U.S. and Canada, particularly sales to emerging markets, are subject to other various risks, including:

     o governmental embargoes or foreign trade restrictions such as antidumping duties,

     o    changes in U.S. and foreign governmental regulations,

     o    tariffs,

     o    fuel duties,

     o    other trade barriers,

     o    the potential for nationalization of enterprises,

     o    economic downturns,

     o    inflation,

     o    environmental laws and regulations,

     o    political, economic and social instability,

     o    foreign exchange risk, and

     o difficulties in receivable collections and dependence on foreign personnel and foreign unions.

In addition, there are tax inefficiencies in repatriating cash flow from non-U.S. subsidiaries. To the extent such repatriation is necessary for us to meet our debt service or other obligations, this will adversely affect us. International operations are frequently conducted through joint venture arrangements that can materially limit our operational and financial control of the business. We acquired interests in two foreign joint ventures as part of the TAC-Trim acquisition, one of which is 50% owned by us while the other one is majority owned and publicly traded in Brazil. We do not expect to have the ability to access the cash flow of these two joint ventures for the foreseeable future.

     We may incur material losses and costs as a result of product liability and warranty claims that may be brought against us.

     We face an inherent business risk of exposure to product liability claims in the event that the use of our current and formerly manufactured or sold products results, or is alleged to result, in bodily injury and/or property damage. We cannot assure you that we will not experience any material product liability losses in the future or that we will not incur significant costs to defend such claims. We cannot assure you that our product liability insurance coverage will be adequate for any liabilities that may ultimately be incurred or that it will continue to be available on terms acceptable to us. In addition, if any of our products are or are alleged to be defective, we may be required to participate in a government-required or OEM-instituted recall involving such products. Each vehicle manufacturer has its own policy regarding product recalls and other product liability actions relating to its suppliers. However, as suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, vehicle manufacturers are increasingly looking to their suppliers for contribution when faced with product liability claims. A successful claim brought against us in excess of our available insurance coverage or a requirement to participate in a product recall may have a material adverse effect on our business.

     In the ordinary course of our business, contractual disputes over warranties can arise. In the past five years or more, we have not been required to make any material payments in respect of warranty claims. In most cases, financial responsibility for warranty costs are contractually retained by our customer so long as the customers' specifications are met, but we may nonetheless be subjected to requests for cost sharing or pricing adjustments as a part of our commercial relationship with the customer. Recently, an employee of one OEM suggested that the OEM may seek significant cost sharing from us for a warranty matter relating to an instrument panel manufactured by TAC-Trim that has been subject to a collaborative process of problem resolution and management between TAC-Trim and the customer since spring 2000. In this instance, the work order explicitly excludes TAC-Trim from financial responsibility for warranty matters. However, we cannot assure you that we will not be required to financially address this issue or other significant warranty claims in the future.

     Our business may be materially and adversely affected by compliance obligations and liabilities under environmental laws and regulations.

     We are subject to federal, state, local and foreign environmental, and health and safety, laws and regulations that:

     o affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements; and

     o impose liability relating to contamination at our facilities, and at other locations such as former facilities, facilities where we have sent wastes for treatment or disposal, and other properties to which we (or a company or business for which we are responsible) are linked. Such liability may include, for example, investigation and clean-up of the contamination, personal injury and property damage caused by the contamination, and damages to natural resources. Some of these liabilities may be imposed without regard to fault, and may also be joint and several (which can result in a liable party being held responsible for the entire obligation, even where other parties are also liable).

     We are legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites, and for personal injury or property damages, if any, associated with such contamination. At some of these sites we have been notified that we are a potentially responsible party ("PRP") under the federal Superfund law or similar state laws. Other sites at which we may be responsible for contamination may be identified in the future, including with respect to divested and acquired businesses.

     We have incurred, and expect to continue to incur, substantial costs to satisfy our compliance obligations and discharge our liabilities under environmental laws and regulations. While, based on the information presently known to us, we do not expect environmental costs or contingencies to have a material adverse effect on us, we may learn new information concerning existing matters or discover new matters that could materially and ad-versely affect us. In addition, evolving environmental, and health and safety, laws and regulations may be adopted or imposed. We can give no assurance that we will not incur material environmental costs or liabilities in the future. See
Item 1, "Business -- Environmental Matters" and Item 3, "Legal Proceedings" in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated herein by reference.

     We are controlled by Heartland, whose interests in our business may be different than yours.

     As of March 31, 2002, Heartland and its affiliates beneficially own approximately 43.5% of C&A's outstanding shares of common stock. By reason of their share ownership and certain shareholders agreements, Heartland and its affiliates are able to strongly influence or effectively control actions to be taken by our stockholders or directors, including the election of at least seven members of C&A's Board of Directors, amendments to C&A's certificate of incorporation and by-laws and approval of significant corporate transactions, including mergers and sales of substantially all of our assets.

     Pursuant to one stockholders agreement, Heartland, Blackstone Capital Partners L.P. ("Blackstone"), Wasserstein L.L.C. ("Wasserstein") and certain of their various affiliates have agreed to vote their shares to ensure that seven members of C&A's Board of Directors will be designated by Heartland, one by the Wasserstein parties and one by the Blackstone parties, in each case so long as each of Heartland, Wasserstein and Blackstone (together with their respective affiliates) continues to beneficially own at least 25% of the common stock owned by it as of the date of the stockholders agreement. Charles E. Becker and the other former Becker stockholders are also party to a stockholders agreement pursuant to which they have agreed to vote their shares for designees of Heartland representing a majority of C&A's Board of Directors. Heartland currently has seven designees on C&A's 15 member Board of Directors. The size and composition of the Board is subject to change and may increase to 16, with a Textron designee, as a result of the TAC-Trim acquisition. You should consider that the interests of Heartland as an equity investor will likely differ from yours in material respects. See "Certain Relationships and Related Transactions," "Executive Officers of the Company" and "Security Ownership of Management and Principal Stockholders" in the proxy statement for our annual meeting to be held in 2002, which sections are incorporated herein by reference.

Risks Related to the Exchange Notes

     We may not be able to manage our business as we might otherwise due to our high degree of leverage.

     We have indebtedness that is substantial in relation to our stockholders' equity and cash flow. At December 31, 2001, we had $1,282.4 million of outstanding long-term debt. Our percentage of total debt to total capitalization was 75% at December 31, 2001. As of December 31, 2001, we had an additional $134.5 million of unutilized borrowing capacity under our revolving credit facility and lines of credit. The degree to which we are leveraged will have important consequences, including the following:

     o our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, business development efforts or general corporate purposes may be impaired;

     o a substantial portion of our cash flow from operations will be dedicated to the payment of interest and principal on our indebtedness, dividends on the Products preferred stock, and capital and operating lease expense, thereby reducing the funds available to us for other purposes;

     o our operations are restricted by our debt instruments and the terms of the Products preferred stock, which contain material financial and operating covenants, and those restrictions will limit, among other things, our ability to borrow money in the future for working capital, capital expenditures, acquisitions or other purposes;

     o indebtedness under our new senior credit facilities and the financing cost associated with our receivables facility will be at variable rates of interest, which makes us vulnerable to increases in interest rates;

     o our leverage may place us at a competitive disadvantage as compared with our less leveraged competitors;

     o our substantial degree of leverage will make us more vulnerable in the event of a downturn in general economic conditions or in any of our businesses; and

     o our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited.

     Our ability to service or refinance our debt when required (including the exchange notes), preferred stock, lease and other obligations will depend principally upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. See the information under the headings "Description of Our Other Debt" and "Description of Products Preferred Stock" in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in C&A's Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated herein by reference.

     Restrictions in our new senior credit facilities and under the indenture governing our 11-1/2% senior subordinated notes and the indenture governing the exchange notes and the terms of the Products redeemable preferred stock limit our ability to take certain actions.

     Our new senior credit facilities, the indenture governing our 11-1/2% senior subordinated notes and the indenture governing the exchange notes and the terms of the Products redeemable preferred stock contain covenants that restrict, among other things, our ability to:

     o    pay dividends or redeem or repurchase certain capital stock;

     o    incur additional indebtedness and grant liens;

     o    make acquisitions and joint venture investments;

     o    sell assets; and

     o    make capital expenditures.

     Our new senior credit facilities also require us to comply with financial covenants relating to, among other things, interest coverage and leverage. In addition, our new accounts receivable facility contains certain covenants similar to those in our new senior credit facilities and include requirements regarding the purchase and sale of receivables. We cannot assure you, however, that we will be able to satisfy these covenants in the future or that we will be able to respond to difficult operating conditions or competitive conditions or pursue our business strategies within the constraints of these covenants. If we cannot comply, we will be in default and unable to access required liquidity from our revolving credit and receivables facilities, with the potential adverse consequences described below. In addition, the value of the exchange notes may be materially and adversely affected. Our new accounts receivable facility contains concentration limits with respect to the percentage of receivables we can sell from any particular customer as well. The concentration limits are based on the credit ratings of such customer. While we will implement credit hedging strategies to offset this risk, if one or more of our customers were to have their credit ratings downgraded, the amount of receivables of such customers that we could sell may be decreased and we could be materially and adversely affected. Products' redeemable preferred stock also contains covenants that govern us and, while there are no financial maintenance covenants and the consequences of noncompliance do not require an early redemption of Products' redeemable preferred stock, we would be materially and adversely affected financially and otherwise by the terms of Products' redeemable preferred stock were we to be in breach of its terms.

     Our ability to comply with many of our covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of our covenants could result in an event of default under our new senior credit facilities, the indenture governing our 11-1/2% senior subordinated notes or the indenture governing the exchange notes, which could cause an event of default under our accounts receivable facility and our capital and operating leases. Such a breach would permit the lenders under our new senior credit facilities to declare all amounts borrowed thereunder to be due and payable, and the commitments of the lenders to make further extensions of credit could be terminated. In addition, such a breach may cause a termination of our new accounts receivable facility. If we were unable to secure a waiver or repay such indebtedness, our secured lenders could proceed against their collateral. We also rent material operating assets under leases, including assets used in the TAC-Trim business, which could be terminated in the event of a payment default under our debt instruments, which could disrupt our business and have a material adverse effect on us. We do not currently expect that alternative sources of financing will be available to us under these circumstances on attractive terms, or possibly at all.

     Your right to enforce remedies is limited by the rights of secured creditors and claims of holders of exchange notes will effectively rank junior to claims of secured creditors.

     The exchange notes will not be secured by any of our assets. Our obligations under our new credit facilities are secured by substantially all the assets of C&A and Products and each existing and subsequently acquired or organized wholly owned domestic subsidiary (other than our receivables and insurance subsidiaries). In addition, our Canadian subsidiaries will pledge their assets to secure Canadian borrowings under our new revolving credit facility. If we become insolvent or are liquidated, or if payment under our new credit facilities is accelerated, the lenders under our new credit facilities would be entitled to exercise the remedies available to a secured lender under applicable law. Claims of note holders will effectively rank junior with respect to those assets that are pledged to secure our new credit facilities and other secured debt. At December 31, 2001, we had $400.0 million of debt at Products and its Subsidiaries that was secured by assets under our senior credit facilities, and our liabilities in respect of certain equipment operating leases have been secured by other assets as well. The indenture governing the exchange notes limits but does not prohibit further liens to secure senior debt. Therefore, regardless of whether the exchange notes are subordinated, our bank lenders or other secured creditors will have a claim on certain assets before holders of the exchange notes.

     Claims of noteholders will be structurally subordinate to claims of creditors of our foreign subsidiaries and other non-guarantors since they will not guarantee the exchange notes.

     The exchange notes will not be guaranteed by any of our non-U.S. subsidiaries or our non-wholly owned domestic subsidiaries or our receivables, insurance or charitable subsidiaries. Claims of holders of the exchange notes will be structurally subordinate to the claims of creditors of these non-guarantors, including trade creditors. Without limiting the generality of the foregoing, claims of holders of the exchange notes will be structurally subordinate to claims of the lenders under our senior credit facility to the extent of the guarantees by non-wholly owned domestic subsidiaries of the new credit facilities. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes. In addition, our future domestic subsidiaries may not be required to guarantee our credit facilities and as such would not be required to be guarantors in respect of the exchange notes, although their ability to incur debt may depend upon us adding them as a guarantor. If we make any additional subsidiaries guarantors in respect of the exchange notes, they will likely be required to be made guarantors in respect of our existing 11-1/2% senior subordinated notes.

     As of December 31, 2001, non-guarantor subsidiaries had debt and current liabilities of $238.9 million (excluding guarantees of our credit facilities). While our obligations under our credit facilities are also not guaranteed by our non-U.S. subsidiaries, our Canadian subsidiaries are permitted to directly borrow up to the equivalent of approximately $75 million of revolving credit borrowings under our credit facilities. The lenders under our senior credit facility have guarantees from each of our domestic subsidiaries (other than receivables, insurance and charitable subsidiaries), not only our wholly owned domestic subsidiaries. We also have non-U.S. joint ventures and subsidiaries in which we own less than 100% of the equity so that, in addition to the structurally senior claims of creditors of those subsidiaries, claims of our joint venture partners or other shareholders would need to be satisfied on a proportionate basis with us. These non-U.S. joint ventures and less than wholly owned subsidiaries are subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as such, we may not be able to access their cash flow to service our debt obligations, including in respect of the exchange notes.

     We may be prevented from financing, or may not have the ability to raise funds necessary to finance, the change of control offer required by the indenture governing our 11-1/2% senior subordinated notes and the indenture governing the exchange notes.

     Upon certain change of control events, each holder of exchange notes and our existing 11-1/2% notes may require us to repurchase all or a portion of our 11-1/2% notes and the exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Our ability to comply with these obligations upon a change of control event will be prohibited by the terms of our new senior credit facilities. Certain change of control events constitute events of default under our new senior credit facilities and termination events under our new receivables facility and, absent a consent or waiver, we would be required to repay all amounts owed by us under our new senior credit facilities and wind down our new receivables facility. We cannot assure you that we would be able to repay amounts outstanding under our new credit facilities or replace our new receivables facility. The source of funds for any purchase of notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by an existing or new controlling person. We cannot assure you that any of these sources will be available. Any requirement to offer to purchase any outstanding notes may result in our having to refinance all or part of our outstanding debt or obtain necessary consents under our other debt instruments to repurchase the notes, which we may not be able to do. In such case, our failure to purchase notes following a change of control could separately constitute an event of default under various debt instruments, including the indenture governing the exchange notes. In addition, even if we were able to refinance such debt, such financing may be on terms unfavorable to us. Certain terms of Products' redeemable preferred stock may make it more difficult to refinance our existing 11-1/2% senior subordinated notes and the exchange notes, although the remedies of the holders thereof are limited to the right to designate directors of Products and to increased dividend rates. See "Description of Products Preferred Stock."

     Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require noteholders to return payments received from subsidiary guarantors.

     Creditors of any business are protected by fraudulent conveyance laws which differ among various jurisdictions, and these laws may apply to the issuance of the guarantees by our subsidiaries. A guarantee may be voided by a court, or subordinated to the claims of other creditors, if:

     o that guarantee was incurred by a subsidiary with actual intent to hinder, delay or defraud any present or future creditor of the subsidiary, or

     o that subsidiary did not receive fair consideration -- or reasonably equivalent value -- for issuing its guarantee, and the subsidiary:

          -- was insolvent or was rendered insolvent by reason of issuing the guarantee,

          -- was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

          -- intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

     We cannot be certain as to the standard that a court would use to determine whether or not the guarantor subsidiaries were solvent upon issuance of the guarantee or, regardless of the actual standard applied by the court, that the issuance of the guarantee of the exchange notes would not be voided. If a guarantee of a subsidiary was voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the exchange notes would be solely our creditors and creditors of our other subsidiaries that have guaranteed the exchange notes. The exchange notes then would be effectively subordinated to all obligations of that subsidiary. To the extent that the claims of the holders of the exchange notes against any subsidiary were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the exchange notes. If one or more of the guarantees are voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of holders of the exchange notes.

     Based upon financial and other information, we believe that the exchange notes and the guarantees are being incurred for proper purposes and in good faith and that we are and each subsidiary is solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. We cannot assure you, however, that a court reviewing these matters would agree with us. A legal challenge to a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of our issuance of the exchange notes.

     Failure to exchange your outstanding notes will leave them subject to transfer restrictions.

     If you do not exchange your outstanding notes for exchange notes, you will continue to be subject to the restrictions on transfer of your outstanding notes set forth in their legend because the outstanding notes were issued pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, outstanding notes may not be offered or sold, unless registered under the Securities Act , except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate registering the outstanding notes under the Securities Act. As outstanding notes are tendered and accepted in the exchange offer, the aggregate principal amount of outstanding notes will decrease, which will decrease their liquidity.

     You cannot be sure an active trading market for the exchange notes will develop. There is no established trading market for the exchange notes. Although the initial purchasers have informed us that they currently intend to make a market in the exchange notes, they have no obligation to do so and may discontinue making a market at any time without notice.

     The exchange notes have been designated as eligible for trading in the PORTAL market. However, we do not intend to apply for listing or quotation of the exchange notes on any securities exchange or through Nasdaq. The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. A liquid trading market may not develop for the exchange notes. If a market develops for the exchange notes, it may have limited or no liquidity.

     You must comply with the procedures for the exchange offer in order to receive the exchange notes.

     You are responsible for complying with all exchange offer procedures. You will only receive exchange notes in exchange for your outstanding notes if, prior to the expiration date, you deliver the following to the exchange agent:

          o certificate for the outstanding notes or a book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account with The Depository Trust Company;

          o the letter of transmittal (or facsimile thereof), properly completed and duly executed by you, together with any required signature guarantees; and

          o    other documents required by the letter of transmittal.

     You should allow sufficient time to ensure that the exchange agent receives all required documents before the expiration date. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your outstanding notes for exchange notes. See "The Exchange Offer."

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                                  Fiscal Year Ended(1)
                                       --------------------------------------------------------------------------
                                       December 31,   December 31,    December 25,   December 26,    December 27,
                                           2001           2000            1999           1998            1997
                                       ------------   ------------    ------------   ------------    ------------
Ratio of earnings to fixed
   charges(2).....................       * (3)            1.02x            * (3)         1.05x          1.02x

--------------------------------------

(1)  Fiscal year 2000 was a 53-week year. All other years were 52 weeks.

(2) For purposes of calculating the ratio of earnings to fixed charges, earnings represents income or loss from continuing operations before income taxes, exclusive of income or loss from minority interest and equity method investments, plus fixed charges, plus amortization of capitalized interest and income distributions from equity method investments, less capitalized interest. Fixed charges include interest expense (including amortization of deferred financing costs), capitalized interest, and the portion of operating rental expense which management believes is representative of the interest component of rent expense (assumed to be 33%).

(3) For the fiscal year ended 1999, additional earnings of $1.7 million would have been required to make the ratio 1.00x during the period. For the year ended December 31, 2001, additional earnings of $68 million would have been required to make the ratio 1.00x during the period.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     Exchange Offer Registration Statement. We issued the outstanding notes on December 20, 2001. The initial purchasers have advised us that they subsequently resold the outstanding notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the outstanding notes, we entered into a registration rights agreement dated December 20, 2001, pursuant to which we agreed, for the benefit of all holders of the outstanding notes, at our own expense, to use our reasonable best efforts to do the following:

     (1) to file the registration statement of which this prospectus is a part with the Commission,

     (2) keep the registration statement effective until the closing of the exchange offer, and

     (3) complete the exchange offer not later than 60 days after the date on which the exchange offer registration statement was declared effective by the Commission.

     We also agreed that promptly upon the registration statement being declared effective, we would offer to all holders of the outstanding notes an opportunity to exchange the outstanding notes for the exchange notes. Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable federal and state securities laws. For each outstanding note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding note will receive an exchange note having a principal amount equal to that of the tendered outstanding note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered outstanding note in exchange therefor or, if no interest was paid on such outstanding note, from the issue date.

     Transferability. We issued the outstanding notes on December 20, 2001 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the outstanding notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     (1) any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

     (2) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes; and

     (3) the holder is not an "affiliate" of ours, as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the Commission would make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding notes in the exchange offer with any intention of participating in a distribution of exchange notes (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender outstanding notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

     In addition, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

     Shelf Registration Statement. If applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, we will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. Products will, in the event of such a shelf registration, provide to each noteholder copies of a prospectus, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of notes. A noteholder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the applicable registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).

     This summary of the provisions of the registration rights agreement in the preceding paragraphs does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

     Upon satisfaction or waiver of all the conditions of the exchange offer, we will accept any and all outstanding notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the outstanding notes. See "--Conditions to the Exchange Offer" and "Procedures for Tendering Private Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. As of the date of this prospectus, $500,000,000 aggregate principal amount of the notes are outstanding. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange notes are identical to the outstanding notes except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and liquidated damages provi-sions. The exchange notes will evidence the same debt as the outstanding notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding notes were issued and will be deemed one issue of notes, together with the outstanding notes.

     This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding notes. Holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     For purposes of the exchange offer, we will be deemed to have accepted validly tendered private notes when, and as if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered outstanding notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted outstanding notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender private notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 5:00 p.m., New York City time, on , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "--Conditions" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment. We will give to the exchange agent written confirmation of any oral notice.

Exchange Date

     As soon as practicable after the close of the exchange offer we will accept for exchange all outstanding notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we (1) shall not be required to accept any outstanding notes for exchange, (2) shall not be required to issue exchange notes in exchange for any outstanding notes and (3) may terminate or amend the exchange offer if, at any time before the acceptance of such exchange notes for exchange, the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

Consequences of Failure to Exchange

     Any outstanding notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the outstanding notes, the outstanding notes may be resold only (1) to us, (2) to a person who the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A, (3) to an Institutional Accredited Investor that, prior to the transfer, furnishes to the trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of the notes (the form of this letter can be obtained from the trustee), (4) pursuant to the limitations on resale provided by Rule 144 under the Securities Act, (5) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (6) pursuant to an effective registration statement under the Securities Act, or (7) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws. As a result, the liquidity of the market for non-tendered outstanding notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the first anniversary of the issue date of the outstanding note or the purchase of the outstanding notes from us or an affiliate.

Fees and Expenses

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

Accounting Treatment

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.

Procedures for Tendering Outstanding Notes

     The tender of outstanding notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding notes will constitute an agreement to deliver good and marketable title to all tendered outstanding notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

     Except as provided below under the heading "--Guaranteed Delivery Procedures," unless the outstanding notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered outstanding notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

     Accordingly, to properly tender outstanding notes, the following procedures must be followed:

     Notes held through a Custodian. Each beneficial owner holding outstanding notes through a DTC participant must instruct the DTC participant to cause its outstanding notes to be tendered in accordance with the procedures set forth in this prospectus.

     Notes held through DTC. Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "--Guaranteed Delivery Procedures--Notes held through DTC."

     The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to outstanding notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding notes into the exchange agent's account through ATOP. However, although delivery of interests in the outstanding notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "--Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

     Cede & Co., as the holder of the global note, will tender a portion of the global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

     By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not an affiliate of ours, (2) it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account, (3) it is acquiring the exchange notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

     We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding notes.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US OR DTC.

     The method of delivery of outstanding notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Guaranteed Delivery Procedures

     Notes held through DTC. DTC participants holding outstanding notes through DTC who wish to cause their outstanding notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

     (1) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

          o    a bank;

          o a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

          o    a credit union;

          o a national securities exchange, registered securities association or clearing agency; or

          o a savings institution that is a participant in a Securities Transfer Association recognized program;

     (2) prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and

     (3) book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

     Notes held by Holders. Holders who wish to tender their outstanding notes but (1) whose outstanding notes are not immediately available and will not be available for tendering prior to the expiration date, or (2) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     o    the tender is made by or through any of the above-listed institutions;

     o prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

     o a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

Withdrawal Rights

     You may withdraw tenders of outstanding notes, or any portion of your outstanding notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 5:00 p.m., New York City time, on the expiration date. Any outstanding notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

     Notes held through DTC. DTC participants holding outstanding notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated ma-turity of outstanding notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

     Notes held by Holders. Holders may withdraw their tender of outstanding notes, prior to 5:00 p.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the outstanding notes to be withdrawn, (2) contain a description of the outstanding notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding notes and the aggregate principal amount due at the stated maturity represented by such outstanding notes and (3) be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf such holder. If the outstanding notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

     All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding notes being withdrawn are held for the account of any of the institutions listed above under the heading "--Guaranteed Delivery Procedures."

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

     A withdrawal of a tender of outstanding notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

Exchange Agent

     The Bank of New York has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

        By Registered or Certified Mail, By Hand or By Overnight Courier:
                              The Bank of New York
                 Reorganization Unit/Corporate Trust Department
                          15 Broad Street - 16th Floor
                            New York, New York 10007
                             Attention: Mr. Kin Lau
                            Telephone: (212) 235-2358
                               Fax: (212) 235-2261

     The exchange agent also acts as trustee under the Indenture.

Transfer Taxes

     Holders of outstanding notes who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes or the closing of the exchange offer.

     In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, an equal number of outstanding notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes, except as otherwise described in "The Exchange Offer -- Terms of the Exchange Offer." The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued.

                          DESCRIPTION OF OUR OTHER DEBT

Senior Secured Credit Facilities

     General

     In connection with the TAC-Trim acquisition, we and our Canadian Subsidiaries entered into new senior secured credit facilities (the "new senior credit facilities") with JPMorgan Chase Bank ("JPMorgan Chase Bank"), as administrative agent and collateral agent, JPMorgan Bank Canada, as Canadian administrative agent and collateral agent ("Chase Canada"), Credit Suisse First Boston ("CSFB"), as syndication agent, Deutsche Banc Alex. Brown Inc. ("DBAB"), Merrill Lynch Capital Corporation ("Merrill," together with JPMorgan Chase Bank, Chase Canada, CSFB and DBAB, the "agents"), as co-documentation agents and the other lenders party thereto.

     The new senior credit facilities consist of a senior secured revolving credit facility and two senior secured term loan facilities. The revolving credit facility is comprised of revolving loans in a total principal amount not to exceed $175.0 million at any one time outstanding, of which approximately $75.0 million is available to our Canadian Subsidiaries. The tranche A facility is comprised of term loans in a total principal amount of $100.0 million. The tranche B facility is comprised of term loans in a total principal amount of $300.0 million.

     The revolving credit facility, the tranche A facility and the tranche B facility each will mature on December 31, 2005.

     Security and Guarantees

     Products' borrowings under the new senior credit facilities is secured by all the assets of C&A and Products and certain subsidiaries of each, including but not limited to:

     o a first priority pledge of all of the capital stock (held by C&A, Products or any domestic subsidiary of Products) of Products and each existing and subsequently acquired or organized subsidiary of Products, with limited exceptions for foreign subsidiaries; and

     o a perfected first-priority security interest in substantially all tangible and intangible assets of C&A, Products and each existing or subsequently acquired or organized domestic subsidiary (other than the receivables and insurance subsidiaries) of Products, with limited exceptions.

     Products' obligations under the new senior credit facilities is unconditionally and irrevocably guaranteed jointly and severally by C&A and each of our existing and subsequently acquired or organized domestic subsidiaries, other than our receivables subsidiary (referred to below under the heading "Receivables Purchase Facility").

Interest Rates and Fees

     Borrowings bear interest, at our option, at either (a) adjusted LIBOR plus a 3.75% margin in the case of the revolving credit and tranche A facilities and 4.00% margin in the case of the tranche B facilities, in all cases subject to a minimum LIBOR of 3.00% or (b) the highest of (i) JPMorgan Chase Bank's prime rate, (ii) the federal funds effective rate plus 1/2 of 1.00% and (iii) the base CD rate plus 1.0%.

     The new senior credit facilities provide for the payment to the lenders of a commitment fee on any unused commitments under the revolving credit facility equal to 1% per annum payable quarterly in arrears. After an initial period of about six months, this commitment fee (with respect to the revolving credit facility) and the interest rates with respect to the revolving credit facility and the tranche A facility will be subject to adjustment subject to our attaining certain performance targets.

     Scheduled Amortization

     The schedule of amortization under the new senior credit facilities is set forth in the table below.

                                               Tranche A Term                     Tranche B Term
     Date                                     Loan Amortization                  Loan Amortization
     -----------------------------------------------------------------------------------------------------
     March 31, 2002                               $3,750,000                         $750,000
     June 30, 2002                                $3,750,000                         $750,000
     September 30, 2002                           $3,750,000                         $750,000
     December 31, 2002                            $3,750,000                         $750,000
     March 31, 2003                               $5,000,000                         $750,000
     June 30, 2003                                $5,000,000                         $750,000
     September 30, 2003                           $5,000,000                         $750,000
     December 31, 2003                            $5,000,000                         $750,000
     March 31, 2004                               $6,250,000                         $750,000
     June 30, 2004                                $6,250,000                         $750,000
     September 30, 2004                           $6,250,000                         $750,000
     December 31, 2004                            $6,250,000                         $750,000
     March 31, 2005                              $10,000,000                      $72,750,000
     June 30, 2005                               $10,000,000                      $72,750,000
     September 30, 2005                          $10,000,000                      $72,750,000
     December 31, 2005                           $10,000,000                      $72,750,000

                        Total:                  $100,000,000                     $300,000,000

     Mandatory Prepayments

     The new senior credit facilities require us to prepay outstanding term loans with 75% (subject to step-downs based upon our attaining certain performance targets) of excess cash flow, 100% of the net proceeds of asset dispositions (subject to certain exceptions) and 100% of proceeds of the net proceeds of debt issuances, other than certain permitted debt.

     Voluntary Prepayments

     The new senior credit facilities provide for voluntary prepayments of term loans and voluntary reductions of the unutilized portion of the commitments under the revolving credit facility, without penalty (except as set forth below), subject to certain conditions and restrictions.

     Prepayment Premium

     The new senior credit facilities require us to pay a prepayment premium on mandatory and certain voluntary prepayments of the tranche B facility made within the first three years after the closing date. The prepayment premium is 3% of the amount prepaid during the first year after the closing date, 2% of the amount prepaid during the second year after the closing date, and 1% of the amount prepaid during the third year after the closing date.

     Covenants

     Our new senior credit facilities require that we meet certain financial tests, including, without limitation, the following tests: a maximum leverage ratio, a minimum interest coverage ratio and certain prescribed limitations on capital expenditures at levels to be agreed upon between us and the agents. Our new senior credit facilities contain customary covenants and restrictions, including, among others, limitations or prohibitions on declaring dividends and other distributions, redeeming and repurchasing our capital stock, prepaying, redeeming and repurchasing our other indebtedness, loans and investments, additional indebtedness, liens, sale-leaseback transactions, preferred stock, capital expenditures, recapitalizations, mergers, acquisitions and asset sales and transactions with affiliates.

     Events of Default

     Our new senior credit facilities specify certain customary events of default, including, among others:

     o    nonpayment of principal or interest by us,

     o    our breach of the affirmative or negative covenants,

     o    our material breach of the representations and warranties,

     o cross-default and cross-acceleration to our other indebtedness (including to the receivables facility),

     o    our bankruptcy or insolvency,

     o    material judgments entered against us,

     o    certain ERISA violations by us,

     o actual or asserted invalidity of security documents or guarantees associated with the new senior credit facilities, and

     o    a change in control.

Receivables Purchase Facility

     In connection with the TAC-Trim acquisition, we entered into an agreement to sell, on an ongoing basis, the trade accounts receivable of certain business operations to a bankruptcy-remote, special purpose subsidiary, wholly owned by us. The receivables subsidiary will, subject to certain conditions, from time to time, sell an undivided fractional ownership interest in a pool of domestic and certain Canadian receivables, up to $250 million, to various multi-seller commercial paper conduits supported by a committed liquidity facility. Upon sale to the conduit, the receivables subsidiary will hold a subordinated retained interest in the receivables. Under the terms of the agreement, new receivables are added to the pool as collections reduce previously sold receivables. We expect to service, administer and collect the receivables on behalf of the receivables subsidiary and the conduit. The proceeds of sale will be less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs. The term of the receivables facility will initially be 364 days, and may be extended for additional 364-day periods with the agreement of all parties.

Existing 11-1/2% Senior Subordinated Notes due 2006

     Products has outstanding $400 million in 11-1/2% Senior Subordinated notes due 2006 (the "11-1/2% Notes"). In connection with the TAC-Trim acquisition, we amended the indenture governing these 11-1/2% Notes to make each subsidiary guarantor of the outstanding notes and the exchange notes a guarantor of the 11-1/2% Notes on a senior subordinated basis. The indenture governing the 11-1/2% Notes contains restrictive covenants (including, among others, limitations on indebtedness, restricted payments, liens, asset dispositions, change of control and transactions with affiliates) which are customary for such securities.

                     DESCRIPTION OF PRODUCTS PREFERRED STOCK

     As part of the consideration payable to Textron in the TAC-Trim acquisition, Products issued to Textron 182,700 shares of its Series A1 Redeemable Preferred Stock, 123,700 shares of its Series B1 Redeemable Preferred Stock and 20,000 shares of its Series C1 Redeemable Preferred Stock. In addition, if our debt instruments so require, we may issue additional shares of a new series of redeemable preferred stock to satisfy any obligation to make an earn-out payment based upon our performance for the five year period ended December 31, 2006. Its terms will be identical to the series B preferred stock, other than that Products will be required to mandatorily redeem such preferred stock at its liquidation preference, with accrued and unpaid dividends, at such time as, and to the extent that, Products is permitted to do so under material debt instruments. In connection with an exchange offer referred to below under " -- Registration Rights," Products may exchange its Series A1 Redeemable Preferred Stock, Series B1 Redeemable Preferred Stock and Series C1 Redeemable Preferred Stock for its Series A2 Redeemable Preferred Stock, Series B2 Redeemable Preferred Stock and Series C2 Redeemable Preferred Stock, respectively, in each case having identical rights and preferences to the predecessor series. We refer to Series A1 and Series A2 Redeemable Preferred Stock together as "Series A Preferred Stock," Series B1 and Series B2 Preferred Stock together as "Series B Preferred Stock" and Series C1 and Series C2 Preferred Stock together as "Series C Preferred Stock," and we refer to all of the foregoing series of preferred stock collectively as "Preferred Stock." As discussed below under " -- Redemption; Exchange of Series C Preferred Stock," " -- Registration Rights" and " -- Liquidity Provisions Relating to the Textron Shares," Products may issue additional shares of Preferred Stock from time to time in accordance with the provisions of the certificate of designation.

     Dividends. Holders of Preferred Stock are entitled to receive dividends accruing on the liquidation preference thereof at a rate of 11% per annum, in respect of dividend periods ending on or prior to July 1, 2003, and 15% per annum, in respect of dividend periods ending after July 1, 2003, in the case of the Series A Preferred Stock, 12% per annum, in respect of dividend periods ending on or prior to July 1, 2003, and 16% per annum, in respect of dividend periods ending after July 1, 2003, in the case of the Series B Preferred Stock, 12% per annum, in respect of dividend periods ending on or prior to July 1, 2003, and 16% per annum, in respect of dividend periods ending after July 1, 2003 and in the case of the Series C Preferred Stock, in each case payable quarterly in arrears, commencing on April 1, 2002 and accumulating from the date of issuance. Products may, at its option, elect to accrue up to an amount equivalent to 7% per annum of the liquidation value on the Series A Preferred Stock, an amount equivalent to 8% per annum of the liquidation value on the Series B Preferred Stock and an amount equivalent to 8% per annum of the liquidation value on the Series C Preferred Stock in lieu of cash payment of such dividends and, in each case, any accrued dividends will be added to the liquidation preference of the applicable series of Preferred Stock. Under certain circumstances, Products may, at its option, at all times through and including January 1, 2004 accrue up to the full amount of all dividends on the Preferred Stock in lieu of cash payment of such dividends and, in each case, any accrued dividends will be added to the liquidation preference of the applicable series of Preferred Stock.

     Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of Products, holders of the Preferred Stock will be entitled to be paid out of the assets of Products available for distribution to stockholders in the amount of $1,000 per share plus the aggregate amount of accrued dividends prior to any distribution to any holders of equity securities which rank junior to the Preferred Stock. In addition, upon any voluntary or involuntary liquidation, dissolution or winding-up of Products, the holders of Series C Preferred Stock will be entitled to a participation in distributions to Products' common equity tied to any appreciation in the value of Products' common equity subsequent the issuance date, not to exceed an aggregate of $2 million for all Series C Preferred Stock outstanding.

     Ranking. Upon issuance, the Preferred Stock will rank senior to all classes of Products' capital stock with respect to dividend and liquidation rights. Subject to certain conditions, the Preferred Stock will rank on a parity with any class of Products' capital stock established after the issuance date of the Preferred Stock, the terms of which expressly provide that such class or series ranks on a parity with the Preferred Stock, and junior to any class of Products' capital stock established after the issuance date of the Preferred Stock, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock.

     Optional and Mandatory Redemption; Exchange of Series C Preferred Stock Products is required to redeem all of the Series A and Series B Preferred Stock outstanding on January 1, 2013 at a redemption price equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption. Products is also required to redeem all of the Series C Preferred Stock outstanding on February 1, 2022 at a redemption price equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption, plus common equity participation.

     The Series A and Series B Preferred Stock are redeemable, at Products' option, in whole or in part, at any time on or after January 1 of the years set forth below, at the redemption prices set forth below, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

                                               Redemption Price
                                     ---------------------------------------
                                        Series A                Series B
    Year                             Preferred Stock        Preferred Stock
    ----                             ---------------        ----------------
    2007.........................       107.500%                108.000%
    2008.........................       105.000%                105.333%
    2009.........................       102.500%                102.667%
    2010 and thereafter..........       100.000%                100.000%

     The Series C Preferred Stock is not optionally redeemable.

     At Products' option or at the option of the holders of a majority of outstanding shares of Series C Preferred Stock, the Series C Preferred Stock is exchangeable for Series B Preferred Stock at any time following the second anniversary of its issuance date and prior to the third anniversary of its issuance date. The rate of exchange will equal the liquidation preference of the Series C Preferred Stock, plus accrued and unpaid dividends thereon, plus common equity participation with respect thereto, divided by the liquidation preference of the Series B Preferred Stock, plus accrued and unpaid dividends thereon.

     Change of Control Offer If Products experiences a change of control (as defined in the certificate of designation), Products must give holders of the Preferred Stock the opportunity to sell to Products their Preferred Stock at 100% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption, plus, in the case of the Series C Preferred Stock, common equity participation. No such redemption may be effected until Products has performed all of its obligations arising upon a change of control under any of its debt instruments, including the notes. Products will not consummate a transaction resulting in a change of control unless at the time of or prior to the change of control, Products shall have entered into an arrangement which permits the timely redemption of the Preferred Stock.

     Asset Sale Proceeds If Products disposes of any assets it may either reinvest the net cash proceeds therefrom in its business or repay outstanding indebtedness. Any proceeds not so applied will be applied by Products towards dividends in arrears on the Preferred Stock or an offer to purchase Preferred Stock at a redemption price equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends, plus, in the case of the Series C Preferred Stock, common equity participation.

     Certain Restrictive Provisions The provisions of the certificate of designation will limit Products' and its restricted subsidiaries' ability to incur more debt; pay dividends and make distributions; repurchase stock; make investments; merge or consolidate; transfer assets; enter into transactions with affiliates; issue stock of subsidiaries; and amend or modify the certificate of designation. These covenants are subject to a number of important exceptions.

     Liquidity Provisions Relating to the Textron Shares The provisions describe in this paragraph apply solely to the holders of Series A Preferred Stock that constitute Textron Shares. In the event that either (I) both (A) Products and its restricted subsidiaries on a consolidated basis meet or exceed certain financial criteria based on interest coverage, adjusted to exclude the effect of certain acquisitions, at any time and (B) no Par Offer has been properly made on or before the next succeeding dividend payment date and all Textron Shares purchased pursuant thereto or (II) both (A) Products' Existing Notes are repaid at or within 180 days their final stated maturity and (B) no Par Offer has been properly made on or before such final repayment, the dividend rate applicable solely to Textron Shares will increase by 1.00% per annum for the next full dividend period and by an additional 0.50% per annum for each dividend period thereafter; provided that (1) the dividend rate applicable to Textron Shares in effect at any time shall not exceed 20% per annum and (2) the dividend rate will return to the dividend rate otherwise applicable once a Par Offer has been properly made and all Textron Shares purchased pursuant thereto. During any period when an increased dividend rate in respect of Textron Shares shall be in effect, Products and its restricted subsidiaries will be subject to additional restrictions on their ability to incur additional indebtedness.

     Products will not redeem more than $25 million aggregate principal amount of its Existing Notes prior to their final stated maturity unless prior to or concurrently therewith, a Par Offer shall have been made.

     A "Par Offer" is an offer to purchase for cash any Textron Shares at a purchase price per share equal to the liquidation preference thereof plus accrued and unpaid dividends to the date of purchase.

     "Textron Shares" means all shares of Series A Preferred Stock held beneficially and of record solely by Textron and/or its subsidiaries to the extent solely and continuously beneficially owned since the issuance date.

     Upon transfer to any person other than Textron or its subsidiaries, Textron Shares shall cease to be entitled to any of the benefits described above. If Textron shares are transferred with cash dividends in arrears arising from the provisions described above, such cash dividends in arrears shall cease to exist upon transfer, and in lieu thereof, Products will issue to the transferee additional shares of Series A Preferred Stock having an aggregate liquidation preference plus accrued and unpaid dividends equal to the amount of cash dividends in arrears that shall have ceased to exist.

     Voting Rights Holders of the Preferred Stock shall be entitled to vote on matters required or permitted to be voted upon by Products' common stockholders, but the amount of such vote shall be limited to 2% of the outstanding voting rights of all such voting stock in the aggregate. Preferred stockholders will also be entitled to vote upon certain matters relating to the Preferred Stock and as otherwise required under the laws of the State of Delaware and as set forth below. If certain events occur, the holders of the majority of the then outstanding affected series of Preferred Stock will be entitled to elect two members of Products' Board of Directors, but in no event shall such holders be entitled to elect more than two members. Such events include if, after January 1, 2003, there are any cash dividends in arrears which have been unpaid for any two consecutive quarterly dividend periods; Products fails to redeem Preferred Stock as required by the certificate of designation; Products fails to purchase Textron Shares tendered in a Par Offer; certain breaches of the Certificate of Designation occur; or certain bankruptcy, insolvency or debt accelerations occur.

     Exchange of Preferred Stock for Subordinated Notes Each series of Preferred Stock is exchangeable on any dividend payment date, solely at Products' option, for Products' subordinated exchange notes; if there are no cash dividends in arrears at the time of the exchange. If for so long as Textron and its subsidiaries are the holders of at least a majority of the aggregate liquidation preference of any of the Preferred Stock, we must obtain the written consent of Textron prior to initiating the exchange. The exchange rate shall be $1.00 principal amount of exchange notes for each $1.00 of the aggregate liquidation preference of Preferred Stock.

     Registration and Other Rights Pursuant to a preferred stock registration and other rights agreement, Products has agreed to provide marketing assistance to Textron in connection with underwritten resales of Preferred Stock. Such marketing assistance may occur up to a maximum of three times; provided that Products will not be required to provide such assistance more than once in any 270-day period.

     In connection with Products' resale assistance, Textron may require Products to provide purchasers of Preferred Stock with customary exchange offer style registration rights to have their Preferred Stock registered under the Securities Act. Under certain circumstances, Products may also be required to register such purchasers' Preferred Stock for resale pursuant to a shelf registration statement. In addition, under certain circumstances, Textron may require Products to register its Preferred Stock for resale pursuant to a shelf registration statement.

     If Products fails to comply with certain provisions in the preferred stock registration and other rights agreement relating to marketing assistance, filing exchange offer registration statements or shelf registration statements, or achieving effectiveness of such exchange offer registration statements or shelf registration statements, Products may be required to pay liquidated damages to the affected holders in the event of such noncompliance, up to a maximum of 2.00% per annum of the aggregate liquidation preference. Any such liquidated damages may be paid by Products, at its option, in cash or in kind by issuing additional shares of Preferred Stock of the affected series having an aggregate liquidation preference, accrued and unpaid dividends and, in the case of the Series C Preferred Stock, common equity participation equal to the amount of liquidated damages payable. Liquidated damages will cease to accrue and be payable upon Products compliance with the applicable provisions of the preferred stock registration and other rights agreement or (except in the case of a failure relating to marketing assistance) upon the affected shares of Preferred Stock becoming transferable without restriction under the Securities Act.

                        DESCRIPTION OF THE EXCHANGE NOTES

     The Company will issue the exchange notes offered hereby (together with the outstanding notes, the "Notes") under the indenture for the outstanding notes dated December 20, 2001 (the "Indenture") among itself, the Guarantors (as defined below) and BNY Midwest Trust Company, as trustee (the "Trustee"). Any outstanding notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in exchange for the outstanding notes, will be treated as a single class of debt securities under the Indenture. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. We have filed a copy of the Indenture as an exhibit to the registration statement.

     This Description of the Notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this description is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and the Guarantors and your rights with respect to the Notes. Copies of the Indenture can be obtained from the Company at its address set forth elsewhere in this prospectus.

     You will find the definitions of capitalized terms used in this description under the heading "--Certain Definitions." For purposes of this description, references to "the Company" refer only to Collins & Aikman Products Co. and not to its subsidiaries or C&A.

General

     The Notes:

     o    are general unsecured, senior obligations of the Company;

     o    mature on December 31, 2011;

     o rank equally in right of payment to all existing and any future senior indebtedness of the Company and senior in right of payment to all existing and future Subordinated Indebtedness of the Company; and

     o are unconditionally guaranteed on a senior basis by C&A (the "Parent Guarantor") and by each wholly owned Domestic Subsidiary that is a guarantor under our Bank Credit Facilities as of the Issue Date, being all of the Company's wholly owned Domestic Subsidiaries other than its receivables, insurance and charitable subsidiaries (together with all Subsidiaries issuing a Guarantee with respect to the Notes after the Issue Date, the "Subsidiary Guarantors" and, together with the Parent Guarantor, the "Guarantors").

     The Indenture allows the Company to issue additional Notes, subject to any such issuance complying with the covenant described below under the heading "Certain Covenants -- Limitation on Indebtedness."

     Interest on the Notes will:

     o    accrue at the rate of 10-3/4% per annum;

     o accrue from December 20, 2001 or the most recent interest payment date;

     o be payable in cash semi-annually in arrears on June 30 and December 31 of each year, commencing on June 30, 2002;

     o be payable to the holders of record on the June 15 and December 15 immediately preceding the related interest payment dates; and

     o be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments, Transfer and Exchange

     The Trustee will initially be a paying agent and the registrar. Principal of and premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer and exchange, at the office of the agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, provided that, at the option of the Company, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the register; and provided, further, that all payments of principal of, and premium, if any and interest on Notes, the holders of which have given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by such holders in such instructions.

     The Notes will be issued in fully registered form, without coupons. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes.

Optional Redemption

     Except as set forth in the next paragraph, the Notes will not be redeemable prior to December 31, 2006.

     The Notes will be redeemable from time to time prior to December 31, 2004 only in the event that the Company receives net cash proceeds from one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net cash proceeds to redeem up to an aggregate principal amount of Notes equal to 35% of the original aggregate principal amount of the Notes, provided, however, that Notes in an aggregate principal amount equal to at least 65% of the original aggregate principal amount of the Notes remains outstanding after each such redemption. Any such redemption must occur within 120 days of any such Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes to be redeemed at such holder's address appearing in the register, in amounts of $1,000, or an integral multiple of $1,000, at a redemption price of 110.75% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the date of redemption.

     The Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after December 31, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes to be redeemed at such holder's address appearing in the register, in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to but excluding the date of redemption, if redeemed during the 12-month period commencing on or after December 31 of the years set forth below:

    Year                                                   Redemption Price
    ----                                                   ----------------
    2006............................................           105.375%
    2007............................................           103.583%
    2008............................................           101.792%
    2009 and thereafter.............................           100.000%

     If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

     In the case of any partial redemption, the Trustee will select the Notes to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

Guarantees

     Parent Guarantee

     The Parent Guarantor, as primary obligor and not as surety, will irrevocably and unconditionally guarantee (the "Parent Guarantee") on an unsecured senior basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of, or premium, if any, or interest on, the Notes, expenses, indemnification or otherwise (all such obligations being herein called the "Guaranteed Obligations"). The Parent Guarantor will agree to pay, in addition to the amount stated above, on an unsecured senior basis, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or holders of Notes in enforcing any rights under the Parent Guarantee.

     The Parent Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Parent Guarantor without rendering the Parent Guarantee, as it relates to the Parent Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer. The Parent Guarantor presently has no material assets other than the common stock of the Company.

     The Parent Guarantee will be a continuing guarantee and will (1) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(2) be binding upon the Parent Guarantor and (3) inure to the benefit of and be enforceable by the Trustee and the holders of the Notes. Upon the failure of the Company to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, by redemption or otherwise, the Parent Guarantor will, upon receipt of written demand by the Trustee, pay or cause to be paid, in cash, to the holders of the Notes or the Trustee all unpaid monetary Guaranteed Obligations.

     Subsidiary Guarantees

     The Subsidiary Guarantors, as primary obligors and not as sureties, will, jointly and severally, irrevocably and unconditionally guarantee (the "Subsidiary Guarantees") on an unsecured senior basis the per-formance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Guaranteed Obligations. Each Subsidiary Guarantor will agree to pay, in addition to the amount stated above, on an unsecured senior basis, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or holders of Notes in enforcing any rights under the Subsidiary Guarantee with respect to such Subsidiary Guarantor.

     Each Subsidiary Guarantee made by each Subsidiary Guarantor will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by such Subsidiary Guarantor without rendering such Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

     Each Subsidiary Guarantee will be a continuing guarantee and will (1) remain in full force and effect until payment in full of all the Guaranteed Obligations, (2) be binding upon the Subsidiary Guarantors and (3) inure to the benefit of and be enforceable by the Trustee and the holders of the Notes. Upon the failure of the Company to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor will, upon receipt of written demand by the Trustee, pay or cause to be paid, in cash, to the holders of the Notes or the Trustee all unpaid monetary Guaranteed Obligations.

     In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantees if:

     (1) the sale or other disposition is in compliance with the Indenture, including the covenant "-- Limitation on Asset Dispositions"; and

     (2) all the obligations of such Subsidiary Guarantor under any other Guarantees relating to any other Indebtedness of the Company or the Restricted Subsidiaries terminate upon consummation of such transaction.

In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, Subsidiary Guarantee and Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Ranking

     The Indebtedness evidenced by the Notes, the Parent Guarantees and the Subsidiary Guarantees will be unsecured senior obligations of the Company, the Parent Guarantor and the Subsidiary Guarantors, respectively, ranking senior in right of payment to all existing and future Subordinated Indebtedness, including the Existing Notes and the related Guarantees, and ranking pari passu with the Company's, the Parent Guarantor's and each Subsidiary Guarantor's existing and future unsecured and unsubordinated Indebtedness.

     At December 31, 2001, the aggregate amount of outstanding Indebtedness of the Company and its Subsidiaries was $1,301.9 million, of which $400.0 million would have been subordinated in right of payment to the Notes and related Guarantees, and $400.0 million would have been secured Indebtedness of the Company, the Parent Guarantor or the Subsidiary Guarantors effectively ranking senior to the Notes and related Guarantees to the extent of the assets securing such Indebtedness.

     The Notes and the Guarantees will be structurally subordinate to the liabilities, including trade payables, of the Company's Subsidiaries that are not Subsidiary Guarantors.

Certain Covenants

     Limitation on Indebtedness

     The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Coverage Ratio would be greater than or equal to 2.25 to 1.00.

     Notwithstanding the foregoing, the following Indebtedness may be Incurred (collectively, "Permitted Indebtedness"):

          (1) (a) Indebtedness of the Company or any Restricted Subsidiary under the revolving facility component of the Bank Credit Facilities or one or more other revolving credit facilities (including related Guarantees (as defined below), notes, letters of credit and security documents) in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (a) and then outstanding, does not exceed $300.0 million,

          (b) Indebtedness of the Company or any Restricted Subsidiary under the term loan components of the Bank Credit Facilities (including related Guarantees, notes, letters of credit and security documents) and under one or more agreements or instruments effecting a Refinancing thereof in an aggregate principal amount which, when taken together with all Indebtedness Incurred pursuant to this clause (b) and then outstanding, does not exceed an amount equal to (x) $400.0 million less (y) the aggregate amount of all repayments of such Indebtedness resulting in the permanent reduction of the commitments of the lenders of such Indebtedness with respect thereto prior to the date of determination, and

          (c) Indebtedness of the Company or any Restricted Subsidiary under one or more receivables financing facilities pursuant to which the Company or any Restricted Subsidiary pledges or otherwise borrows against its Receivables in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (c) and then outstanding, does not exceed 80% of the consolidated book value of the Receivables of the Company and the Restricted Subsidiaries (to the extent such Receivables are not then being financed pursuant to a Permitted Receivables Financing Facility or as a basis for Indebtedness Incurred pursuant to clause (10) of this paragraph);

          (2) the original issuance by the Company of the Indebtedness represented by the Notes and by the Subsidiary Guarantors of the Subsidiary Guarantees;

          (3) (a) any Indebtedness (other than Indebtedness described in another clause of this paragraph) of the Company or any Restricted Subsidiary outstanding on the Issue Date, including, without limitation, the Existing Notes outstanding on the Issue Date and Indebtedness assumed connection with the TAC-Trim acquisition; (b) Indebtedness in respect of any Italian JV Letters of Credit, any Brazilian Credit Facility and any Overdraft Facilities; and (c) Indebtedness of the Subsidiary Guarantors consisting of senior subordinated guarantees of the Company's obligations under the Existing Notes;

          (4) Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided, however, that

          (a) any such Indebtedness owing by the Company to a Restricted Subsidiary must be unsecured Indebtedness;

          (b) upon either (1) the transfer or other disposition by a Restricted Subsidiary or the Company of any Indebtedness so permitted to a Person other than the Company or another Restricted Subsidiary or (2) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of a Restricted Subsidiary to whom such Indebtedness is owing or any other event which results in payments in respect of any such Indebtedness being payable to a Person other than the Company or a Restricted Subsidiary, the provisions of this clause (4) will no longer be applicable to such Indebtedness and such Indebtedness will be deemed to have been Incurred by the Company or the applicable Restricted Subsidiary obligor at the time of such transfer or other disposition;

          (5) Indebtedness of the Company or any Restricted Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

          (6) Indebtedness which is exchanged for or the proceeds of which are to be used to Refinance outstanding Indebtedness Incurred pursuant to the first paragraph of this covenant or clauses (2), (3), (6), (7), (8) or (9) of this paragraph in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) not to exceed the principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness so Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness so Refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer or negotiated repurchase, plus the expenses of C&A, the Company or any Restricted Subsidiary, as the case may be, Incurred in connection with such Refinancing; provided, however, that

          (a) Indebtedness the proceeds of which are used to Refinance Indebtedness which is subordinate in right of payment to the Notes shall only be permitted if the Refinancing Indebtedness Incurred is subordinated to the Notes to the same extent as the Indebtedness being refinanced;

          (b) the Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred,
     (i) provides that the Weighted Average Life to Maturity of such Refinancing Indebtedness at the time such Refinancing Indebtedness is Incurred is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such debt at the option of the holder thereof prior to the earlier of 91 days after the Stated Maturity of the Notes and the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under "--Change of Control" and "--Limitation on Asset Dispositions;"

          (c) in the case of any Refinancing of Indebtedness Incurred by the Company or a Guarantor, the Refinancing Indebtedness may be Incurred only by the Company or a Guarantor; and

          (d) Indebtedness Incurred pursuant to this clause (6) may not be Incurred more than 60 days prior to the application of the proceeds to repay the Indebtedness to be Refinanced;

          (7) Indebtedness consisting of:

          (a) Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by a Restricted Subsidiary without violation of the Indenture, and

          (b) Guarantees by any Restricted Subsidiary (in addition to Guarantees permitted by clause (a) above) of Indebtedness Incurred by the Company (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture) without violation of the Indenture, so long as such Restricted Subsidiary (if it is not then a Subsidiary Guarantor) provides an equal (or superior) and ratable Guarantee for the benefit of the holders of the Notes; provided that if such Indebtedness constitutes Subordinated Indebtedness, such Guarantee by a Guarantor shall be subordinated to such Guarantor's Guarantee of the Notes to the same extent as the Subordinated Indebtedness being Incurred;

          (8) Indebtedness of the Company or any Restricted Subsidiary represented by Capitalized Lease Obligations, mortgage financings or other purchase money obligations or obligations under other financing transactions relating to capital expenditures, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business ("Capital Spending") and Incurred no later than 270 days after the date of such acquisition or the date of completion of such construction or improvement, provided, that the principal amount of any Indebtedness Incurred pursuant to this clause (8) (other than Indebtedness Incurred to Refinance other Indebtedness) at any time during a single fiscal year shall not exceed 40% of the total Capital Spending of the Company and the Restricted Subsidiaries made during the period of the most recently completed four consecutive fiscal quarters prior to the date of such Incurrence;

          (9) Indebtedness of any Restricted Subsidiary Incurred prior to the time

          (a) such Person became a Restricted Subsidiary,

          (b) such Person merged into or was consolidated with a Restricted Subsidiary, or

          (c) another Restricted Subsidiary merged into or was consolidated with such Person (in a transaction in which such Person became a Restricted Subsidiary);

     provided, that such Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided, further, that to the extent the principal amount of such Indebtedness in any single transaction or series of related transactions to be Incurred under this clause (9) exceeds $10.0 million at the time such Person became a Restricted Subsidiary in any such manner, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (9);

          (10) Indebtedness of Foreign Subsidiaries Incurred for working capital purposes if, at the time of Incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries Incurred pursuant to this clause (10) and then outstanding does not exceed the amount (the "Borrowing Base") equal to the sum of (x) 80% the consolidated book value of the accounts receivable of the Foreign Subsidiaries and (y) 60% the consolidated book value of the inventories of the Foreign Subsidiaries;

          (11) Indebtedness of any Restricted Subsidiary in an aggregate principal amount which, together with any other Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the sum of $25.0 million plus, if at the time such Indebtedness is Incurred, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (11), 3% of the Company's Consolidated Assets as of the date of such Incurrence;

          (12) Indebtedness Incurred in respect of (a) workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business, (b) in respect of performance bonds or similar obligations of the Company or any of the Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, and (c) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations incurred in the ordinary course of business and not for money borrowed;

          (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

          (14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

          (15) the issuance and sale of Preferred Stock (a) by a Foreign Subsidiary, (b) by a Restricted Subsidiary which is a joint venture with a third party which is not an Affiliate of the Company or a Restricted Subsidiary, and (c) by a Restricted Subsidiary pursuant to obligations with respect to the issuance or sale of Preferred Stock which exist at the time such Person becomes a Restricted Subsidiary and which were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary; and

          (16) Indebtedness of the Company or any Restricted Subsidiary, in addition to any Indebtedness Incurred pursuant to clauses (1) through (15) above, which, together with any other Indebtedness Incurred pursuant to this clause (16) and then outstanding, has an aggregate principal amount not in excess of $50.0 million.

     For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

          (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness in any manner that complies with this cove-nant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of the clauses of the second paragraph of this covenant or pursuant to the first paragraph of this covenant; and

          (2) an item of Indebtedness may be divided and classified among more than one of the types of Indebtedness described hereunder.

     Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by (a) any contingent Indebtedness, will be, without duplication, the maximum principal amount thereof, (b) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, will be the amount of the liability in respect thereof determined in accordance with GAAP; provided that the accretion of any such Indebtedness shall not be deemed an Incurrence thereof, (c) any Redeemable Stock, will be the maximum fixed redemption or repurchase price in respect thereof, and (d) any Preferred Stock, will be the maximum voluntary or involuntary liquidation preference, in each case as of such time of determination.

     If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on Indebtedness" covenant, the Company shall be in Default of this covenant).

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

     Limitation on Liens

     The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien (other than Permitted Liens) on or with respect to any property or assets (including Capital Stock) now owned or hereafter acquired to secure any Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the Notes or, in respect of Liens on any Subsidiary Guarantor's property or assets, any Subsidiary Guarantee of such Subsidiary Guarantor, (x) equally and ratably with such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Subordinated Indebtedness, prior to such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured.

     Limitation on Restricted Payments and Restricted Investments

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on or in respect of the Capital Stock of the Company (including any payment in connection with any merger or consolidation involving the Company) other than dividends, distributions or payments payable solely in Capital Stock of the Company or C&A (other than Redeemable Stock of the Company),

          (2) purchase, redeem or otherwise retire or acquire for value any Capital Stock of the Company or C&A (other than Capital Stock of the Company held by a Restricted Subsidiary or in exchange for Capital Stock of the Company or C&A (other than Redeemable Stock of the Company)),

          (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Indebtedness of the Company or any Subsidiary Guarantor (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

          (4) make any Investment in any Person (other than Permitted
     Investments)

(each of clauses (1) through (4) being a "Restricted Payment") if:

          (a) a Default or an Event of Default shall have occurred and is continuing or would result from such Restricted Payment, or

          (b) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter period, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Limitation on Indebtedness" above, or

          (c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made subsequent to the Issue Date exceeds the sum of:

               (i) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company from January 1, 2002 through the last day of the last fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

               (ii) 100% of the aggregate net proceeds received by the Company after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors), from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, provided, that any such net proceeds received, directly or indirectly, by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

               (iii) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Redeemable Stock) of the Company or Capital Stock of C&A (less the amount of any cash or other property (other than such Capital Stock) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

               (iv) to the extent not included in Consolidated Net Income, the net reduction (received by the Company or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries since the Issue Date (including if such reduction occurs by reason of the return of equity capital, the repayment of the principal of loans or advances or other transferred assets or the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries), not to exceed, in the case of any Investments in any Person, the amount of Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries in such Person since the Issue Date.

     So long as no Default or Event of Default shall have occurred and is continuing or would result therefrom (except as to clauses (i) through (v), (vii) and (ix) below), the foregoing will not prohibit:

          (i) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant;

          (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by the exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness Incurred pursuant to the first paragraph of, or Subordinated Indebtedness meeting the criteria of subclauses (a) and (b) of clause (6) of the second paragraph of "--Limitation on Indebtedness" above or in exchange for or out of the net proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock of the Company) of the Company or Capital Stock of C&A, to the extent the net cash proceeds of any issuance or sale are received by the Company as a capital contribution, provided, that the amount of such purchase or redemption and the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

          (iii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company or C&A solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock of the Company) of the Company or Capital Stock of C&A to the extent the net cash proceeds thereof are received by the Company as a capital contribution, provided, that the amount of such purchase, redemption, acquisition or retirement and the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

          (iv) the purchase, redemption, acquisition or retirement of any Subordinated Indebtedness from Net Available Proceeds to the extent permitted under "--Limitation on Asset Dispositions," provided, that such purchase or redemption shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

          (v) the purchase, redemption, acquisition or retirement of any Subordinated Indebtedness following a Change of Control after the Company shall have complied with the provisions under "-- Change of Control" below, including payment of the applicable Purchase Price;

          (vi) payments (including through dividends or distributions to C&A to enable it to make payments) (A) of amounts necessary and when necessary to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of C&A, in each case held by full time officers, directors or employees of C&A, the Company or any of the Company's Subsidiaries, upon, in connection with or following death, disability, retirement, severance or termination of employment or service or pursuant to any agreement or plan under which such Capital Stock was issued or which was otherwise approved by the Board of Directors of C&A or pursuant to an obligation on the part of C&A or the Company with respect to the Company's Capital Stock of the type contemplated by this subclause (A), (B) to redeem or repurchase stock purchase or similar rights in respect of Capital Stock of C&A or the Company or (C) to make cash payments to holders of Capital Stock of C&A or the Company in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that the aggregate amount of payments pursuant to subclauses (A), (B) and (C) of this clause (vi) after the Issue Date does not exceed $5.0 million in any fiscal year plus any unutilized portion of such amount in any prior fiscal year;

          (vii) dividends or other Restricted Payments (including tax sharing payments) to C&A to the extent used by C&A to pay its operating and administrative expenses incurred in the ordinary course of its business, including directors' fees, legal and audit expenses, listing fees, judgments, awards or settlements payable by C&A arising from a Related Business or C&A's status as a public company, SEC compliance expenses and corporate franchise and other taxes;

          (viii) so long as immediately before and immediately after giving effect thereto, the Company would have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" covenant, payments of cash dividends on the Textron Preferred Stock, or payments of cash dividends to C&A in an amount sufficient to enable C&A to pay dividends on the Textron Preferred Stock, equal to the minimum cash dividends required pursuant to the terms of the certificate of designations of the Textron Preferred Stock in effect on the Issue Date, provided, that such dividends are applied directly to the payment of dividends on the Textron Preferred Stock;

          (ix) the payment of dividends or distributions to C&A in amounts and at the times necessary to permit C&A to pay amounts, if any, owing by C&A in connection with the TAC-Trim acquisition, the Bank Credit Facilities, the Permitted Receivables Financing Facility, the offering of the Notes and fees and expenses related to any of the foregoing; and

          (x) any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Redeemable Stock) of the Company or Capital Stock of C&A to the extent the net cash proceeds thereof are received by the Company or are paid or contributed to the Company by C&A as a capital contribution, provided, that the amount of such capital contribution or proceeds used to make such Investment shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; and

          (xi) Restricted Payments (other than Investments and other Restricted Payments otherwise permitted hereunder) in an aggregate amount not to exceed $25.0 million.

     Any payment made pursuant to clause (i), (v), (vi) (to the extent not deducted in calculating Consolidated Net Income), (vii) (to the extent not deducted in calculating Consolidated Net Income), (viii) or (xi) of the preceding paragraph will, without duplication, be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the second preceding paragraph and any payment made pursuant to clause (ii), (iii), (iv),
(ix) or (x) will be excluded for purposes of calculating aggregate Restricted Payments pursuant to the second preceding paragraph.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary;

          (2) make loans or advances to the Company or any other Restricted Subsidiary; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any such encumbrance or restriction:

          (a) pursuant to any agreement in effect on the Issue Date;

          (b) pursuant to the Bank Credit Facilities, the Permitted Receivables Financing Facility, Permitted Interest Rate, Currency or Commodity Price Agreements, the Indenture, the Existing Notes Indenture and the Brazilian Credit Facility (provided, that any such encumbrances or restrictions contained in the Brazilian Credit Facility are not applicable to any Person, or properties or assets of any Person, other than the Company's Brazilian Subsidiaries);

          (c) pursuant to an agreement relating to any Indebtedness or Liens Incurred by a Person (other than a Subsidiary of the Company that is a Subsidiary of the Company on the Issue Date or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of the Company and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary and not Incurred to provide all or any portion of the funds utilized to consummate such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

          (d) pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a), (b) or (c) above or this clause (d), provided, however, that the provisions contained in such Refinancing agreement relating to such encumbrance or restriction are not, in the aggregate, more restrictive in any material respect than the provisions contained in the agreement being Refinanced, as determined in good faith by and in the reasonable judgment of the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee;

          (e) in the case of clause (3) of the preceding paragraph, restrictions contained in any mortgage, security or lease agreement (including a capital or operating lease) securing Indebtedness of a Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such mortgage, security agreement or lease agreement;

          (f) in the case of clause (3) of the preceding paragraph, customary nonassignment provisions entered into in the ordinary course of business consistent with past practice in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under such contract;

          (g) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the preceding paragraph on the property so acquired;

          (h) any restriction with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary, provided, that consummation of such transaction would not result in a Default or an Event of Default and such restriction terminates if such transaction is closed or abandoned;

          (i) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement relating to Indebtedness which is permitted under the covenant described under "--Limitation on Indebtedness" or Liens Incurred by such Foreign Subsidiary; and

          (j) any encumbrance or restriction which by its terms permits the payment of dividends and the making of other distributions, the making of loans and advances and the transfer of property or assets to or by the Company and to Restricted Subsidiaries to the extent needed to pay principal, premium, if any and interest on the Notes as and when required by the terms of the Indenture.

     Limitation on Asset Dispositions

     The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless:

          (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors (including as to the value of all non-cash consideration) in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee;

          (2) either (a) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Subordinated Indebtedness) relating to such assets and release of the Company and the Restricted Subsidiaries from all liability on the Indebtedness assumed or
     (b) the aggregate non-cash consideration for all Asset Dispositions not meeting the criteria set forth in the preceding clause (a) does not exceed a fair market value in excess of $25.0 million; and

          (3) all Net Available Proceeds, less any amounts invested within 365 days of such disposition in assets of the Company or a Restricted Subsidiary used or usable in a Related Business, are applied within 365 days of such disposition:

          (a) first, to the permanent repayment or reduction of Indebtedness (other than Subordinated Indebtedness) of the Company or a Restricted Subsidiary;

          (b) second, to the extent any such amounts remain after application in accordance with clause (1) above, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued and unpaid interest, if any, to but excluding the date of purchase and, to the extent the Company elects or is otherwise required by the terms thereof, to make an offer to purchase any other Indebtedness of the Company or a Subsidiary Guarantor that is pari passu with the Notes or the Subsidiary Guarantees at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, and

          (c) third, to the extent any such amounts remain after application in accordance with clauses (a) and (b) above, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

     The Company shall not be required to make an Offer to Purchase Notes pursuant to this covenant if the Net Available Proceeds less invested amounts pursuant to clause (3) of the preceding paragraph available therefor (after application of the proceeds as provided in clause (a) of the preceding paragraph) are less than $25.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer to Purchase is required with respect to the Net Available Proceeds from any subsequent Asset Disposition). The Company may apply as a credit in satisfaction of all or any part of the Company's obligation to make an Offer to Purchase Notes pursuant to clause (b) of the preceding paragraph the aggregate principal amount of the Notes purchased by the Company in open-market transactions (i.e., excluding Notes optionally redeemed, or required to be purchased by the Company, pursuant to the terms of the Indenture) within the previous 24 consecutive months.

     If the aggregate principal amount of the Notes surrendered by holders thereof and other pari passu Indebtedness surrendered by holders or lenders, collectively, pursuant to clause (b) of the second preceding paragraph exceeds the amount of Net Available Proceeds, the Trustee shall select the portion of the Notes and such other Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of the Notes tendered or surrendered Notes and such other Indebtedness; provided, that Notes shall be purchased only in increments of $1,000.

     If the date of the closing of the Offer to Purchase is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of the Notes whose tendered Notes are purchased pursuant to the Offer of Purchase.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any such conflict.

     Transactions With Affiliates

     The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate of the Company (other the Company or a Restricted Subsidiary), including any Investment, either directly or indirectly, unless:

          (1) such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate;

          (2) for any transaction that involves in excess of $5.0 million, a majority of the disinterested members of the Board of Directors of the Company or C&A shall determine that the transaction satisfies the above criteria in clause (1) above and shall evidence such a determination by a Board Resolution; and

          (3) for any transaction that involves in excess of $25.0 million, the Company shall also obtain an opinion from a nationally recognized independent investment banking firm or other expert with experience in evaluating or appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating in substance that such transaction (or series of related transactions) is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate of the Company (or on terms that are otherwise fair to the Company or such Restricted Subsidiary from a financial point of view), which shall be deemed to satisfy the requirements in clauses (1) and (2) of this paragraph.

     The foregoing provisions will not apply to:

          (a) any Permitted Investment or any Restricted Payment permitted to be paid pursuant to "--Limitation on Restricted Payments and Restricted Investments" above;

          (b) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business to or with officers, directors or employees of C&A or the Company and its Restricted Subsidiaries, or approved by the Board of Directors;

          (c) loans or advances to employees, indemnification agreements with and the payment of fees and indemnities to directors, officers and full-time employees of C&A or the Company and its Restricted Subsidiaries and employment, noncompetition or confidentiality agreements entered into with any such person in the ordinary course of business;

          (d) the issuance of Capital Stock (other than Redeemable Stock) of the Company or the receipt of capital contributions by the Company;

          (e) transactions pursuant to agreements as in existence on the Issue Date;

          (f) payments contemplated by the Advisory Agreement and payments in connection with the TAC-Trim acquisition, including the reimbursement of out-of-pocket expenses incurred in connection with the TAC-Trim acquisition;

          (g) transactions with any of C&A, the Becker Entities, the Joan Entities, the Textron Entities or a Permitted Holder (as defined under "--Change of Control") in the ordinary course of business so long as the Company determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to the Company or the applicable Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate;

          (h) any management, service, purchase, supply or similar agreement relating to the operations of a Related Business entered into in the ordinary course of the Company's business between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary, in each case primarily engaged in a Related Business, so long as the Company determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate; and

          (i) transactions of the type described in clause (ii) of the definition of Receivables Financing.

     Change of Control

     Within 30 days of the occurrence of a Change of Control, unless the Company has mailed a redemption notice with respect to all of the outstanding Notes, the Company will be required to make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest to the date of purchase.

     A "Change in Control" shall be deemed to have occurred if

          (1) (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of C&A or the Company, and

          (b) the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of C&A or the Company, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of C&A or the Company, as the case may be (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by another corporation (the "parent corporation"), if such other person beneficially owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

          (2) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on such date), individuals who at the beginning of such period constituted the Board of Directors of C&A or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of C&A or the Company was approved by a vote of 66 2/3% of the directors of C&A or the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or, in the case of the Company's Board of Directors only, were approved by C&A if C&A shall beneficially own a majority of the Company's Voting Stock) cease for any reason to constitute a majority of the Board of Directors of C&A or the Company then in office;

provided, that a Change of Control shall not be deemed to have occurred solely as a consequence of a merger or consolidation between C&A and the Company, in which case all references in the preceding clauses (1) and (2) to "C&A or the Company" shall henceforth be deemed to refer only to the surviving entity of such merger or consolidation.

     The term "Permitted Holder" shall mean Heartland and any of its Affiliates and, with respect to the Company only, C&A. For purposes of clause (1) of the definition of "Change of Control", no "person" other than Heartland and its Affiliates shall be deemed to be a beneficial owner of Voting Stock of the Company by reason of being a party to any of the Stockholders Agreements and for the purposes of clause (1) (b) of the definition of "Change of Control", the term "Permitted Holders" shall be deemed to include any other holder or holders of shares of the Company or a parent corporation having ordinary voting power if Heartland or any of its Affiliates shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder.

     The Bank Credit Facilities will prohibit the Company from purchasing any Notes prior to repayment in full of the Bank Credit Facilities and will also provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event that at the time of such Change of Control the terms of the Bank Credit Facilities restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the Offer to Purchase but in any event within 30 days following any Change of Control, the Company would need to (i) repay in full all Indebtedness under the Bank Credit Facilities or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the Bank Credit Facilities to permit the repurchase of the Notes as provided for in this covenant.

     Future Indebtedness of the Company and the Restricted Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase. Finally, the Company's ability to pay cash to the holders of Notes upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

     Provision of Financial Information

     Whether or not C&A or the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, C&A or the Company shall file with the SEC the annual reports, quarterly reports and other documents which C&A or the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if C&A or the Company were so required, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which C&A or the Company would have been required so to file such documents if C&A or the Company were so required. C&A or the Company shall also in any event
(i) within 15 days of each Required Filing Date (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Security Register, without cost to such holders of Notes, and (b) file with the Trustee, copies of the annual reports, quarterly reports and other documents which C&A or the Company files with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if C&A or the Company were required to be subject to such Sections and (ii) if filing such documents by C&A or the Company with the SEC is not permitted under the Exchange Act, promptly upon written request of a holder of Notes supply copies of such documents to any prospective holder of Notes. In addition, unless the Notes have been previously registered under the Securities Act, if C&A or the Company are not subject to Section 13(a) or 15(d) of the Exchange Act, C&A and the Company shall furnish to holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Future Subsidiary Guarantors

     After the Issue Date, the Company will cause each Restricted Subsidiary, other than a Foreign Subsidiary or a Subsidiary which is a Subsidiary Guarantor, that becomes a guarantor under the Bank Credit Facilities to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis. Limitation on Investments by C&A

     C&A shall not make any direct Investments (other than Investments in Cash Equivalents or of a de minimis nature (but not more than $1,000)) in any Person other than the Company; provided, however, that this restriction shall cease to have effect upon (i) the occurrence of a Change of Control of C&A or (ii) any merger or consolidation between C&A and the Company.

Unrestricted Subsidiaries

     The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided, that either

     (1) the Subsidiary to be so designated has total assets of $1,000 or less or

     (2) if such Subsidiary has assets greater than $1,000, the Investment resulting from such designation would be permitted either as a Permitted Investment or in compliance with the covenant entitled "-- Certain Covenants -- Limitation on Restricted Payments and Restricted Investments."

In addition, without further designation, as of the Issue Date, the Company's Receivables Subsidiary, Carcorp, Inc., will be an Unrestricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and (y) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

Mergers, Consolidations and Certain Sales of Assets

     The Company may not (1) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or (2) directly or indirectly, transfer, sell, lease or otherwise dispose of the Company's assets substantially as an entirety to any Person (a "Fundamental Transaction"), unless:

          (a) in a Fundamental Transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of its assets substantially as an entirety, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture;

          (b) immediately before and after giving effect to such Fundamental Transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such Fundamental Transaction as having been Incurred by the Company or such Subsidiary at the time of the Fundamental Transaction, no Default or Event of Default shall have occurred and be continuing;

          (c) immediately after giving effect to such Fundamental Transaction (other than a Fundamental Transaction solely involving (i) the Company and a Restricted Subsidiary of the Company or (ii) the Company and C&A) and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Indebtedness pursuant to the provisions of the first paragraph of the covenant under "--Certain Covenants -- Limitation on Indebtedness" above;

          (d) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (a) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the Indenture and the Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Indenture.

     Subject to the fourth paragraph of the covenant under "--Certain Covenants -- Guarantees -- Subsidiary Guarantees," a Guarantor may not (i) consolidate with or merge into any other Person or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of such Guarantor's assets substantially as an entirety to any Person, unless:

          (a) in a transaction in which the Guarantor does not survive or in which the Guarantor sells or otherwise disposes of its assets substantially as an entirety, the successor entity to the Guarantor is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Guarantor's obligations under the Indenture;

          (b) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Guarantor at the time of the transaction as having been Incurred by the Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and

          (c) the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor is not the continuing corporation, the successor Person formed or remaining will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, will be released and discharged from all obligations and covenants under the Indenture.

Certain Definitions

     In addition to the definitions set forth elsewhere in this prospectus, the following is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Advisory Agreement" means the Services Agreement dated as of February 23, 2001, as amended through the Issue Date, among C&A, the Company and Heartland (or any other Affiliate thereof), as the same may be amended or modified from time to time; but without giving effect to any amendment or modification after the Issue Date that would increase the net fees payable thereunder to Heartland Industrial Partners, L.P. and its Affiliates that have not been made subject to compliance with the "Transactions With Affiliates" covenant.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, that none of Textron Automotive Holdings (Italy) S.r.l. or its Subsidiaries shall be deemed to be an Affiliate of the Company or any Restricted Subsidiary unless such Person shall become a direct or indirect Subsidiary of the Company.

     "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition (including a consolidation or merger or other sale of a Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding Receivables Sales and a disposition by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary) of:

          (a) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary,

          (b) substantially all of the assets of the Company or any of its Restricted Subsidiaries representing a division or line of business, or

          (c) other assets or rights of the Company or any of its Restricted Subsidiaries outside of the ordinary course of business,

provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition or any related series of such transactions is equal to $25.0 million or more; provided, however, that (a) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Asset Dispositions," the term "Asset Disposition" shall exclude any disposition permitted by the covenant described under the heading "Certain Covenants --Limitation on Restricted Payments" and (b) the term "Asset Disposition" shall exclude transactions permitted under "-- Certain Covenants -- Mergers, Consolidations and Certain Sales of Assets" above.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

          (1) the sale of Cash Equivalents in the ordinary course of business;

          (2) a disposition of inventory in the ordinary course of business;

          (3) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (4) the grant in the ordinary course of business of licenses of patents, trademarks and similar intellectual property;

          (5) the sale or disposition of any Restricted Investment or Permitted Investment of the type described in clauses (10), (11) or (12) of the definition thereof;

          (6) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business; and

          (7) Receivables Sales in connection with a Receivables Financing.

     "Bank Credit Facilities" means those certain senior credit facilities, by and among the Company, the Company's Canadian Subsidiaries, JPMorgan Chase Bank, as administrative agent and collateral agent, J.P. Morgan Bank Canada, as Canadian administrative agent and collateral agent, Credit Suisse First Boston, as syndication agent, Deutsche Banc Alex. Brown Inc. and Merrill Lynch Capital Corporation, as co-documentation agents and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit facilities or other credit facilities or otherwise).

     "Becker Entities" means Charles E. Becker (or any of his immediate family members, related family trusts, heirs and descendants), Becker Group LLC and any other Affiliate of Charles E. Becker.

     "Brazilian Credit Facility" means one or more credit facilities entered into by Plascar Industria e Comerico Ltda and its Subsidiaries, together with any credit support provided by the Company or any other Restricted Subsidiary, providing for availability in an aggregate amount not to exceed $30.0 million at any time outstanding.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity, including Preferred Stock and partnership interests, whether general or limited, of such Person.

     "Cash Equivalents" means, at any time:

          (1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America, the United Kingdom, Canada, France, Germany, Italy or Japan, or, in the case of an Asset Sale in Brazil or an Investment of cash flow from the operations of the Company and its Subsidiaries in Brazil, Brazil, or any agency or instrumentality thereof (provided, that the full faith and credit of such country is pledged in support thereof),

          (2) certificates of deposit, money market deposit accounts and acceptances with a maturity of 180 days or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System or organized under the laws of the United Kingdom, Canada, France, Germany, Italy or Japan or, in the case of an Asset Sale in Brazil or an Investment of cash flow from the operations of the Company and its Subsidiaries in Brazil, Brazil, having combined capital and surplus and undivided profits of not less than $250.0 million,

          (3) commercial paper with a maturity of 180 days or less from the date of acquisition issued by a corporation organized under the laws of any state of the United States of America or the District of Columbia or any foreign country recognized by the United States of America whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation or at least "P-1" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency,

          (4) repurchase agreements and reverse repurchase agreements having a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a financial institution meeting the qualifications described in clause (2) above,

          (5) any security, maturing not more than 180 days after the date of acquisition, backed by standby or direct pay letters of credit issued by a bank meeting the qualifications described in clause (2) above and

          (6) any security, maturing not more than 180 days after the date of acquisition, issued or fully guaranteed by any state, commonwealth, or territory of the United States of America, or by any political subdivision thereof, and rated at least "A" by Standard & Poor's Corporation or at least "A" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Assets" of any Person as of any date of determination means the total assets of such Person as reflected on the most recently prepared balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income for such period increased by the sum of:

          (1) Consolidated Interest Expense for such period, plus

          (2) Consolidated Income Tax Expense for such period, plus

          (3) the consolidated depreciation and amortization expense included in the income statement of the Company and its Subsidiaries for such period plus

          (4) all other expenses reducing Consolidated Net Income for such period that do not represent cash disbursements for such period (excluding any expense to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) less, to the extent included in the calculation of Consolidated Net Income, items of income increasing Consolidated Net Income for such period that do not represent cash receipts for such period (excluding any expense to the extent it represents an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes) in each case for such period;

provided, however, that the provision for taxes based on the income or profits of, the consolidated depreciation and amortization expense and such items of expense or income attributable to, a Restricted Subsidiary shall be added to or subtracted from Consolidated Net Income to compute Consolidated Cash Flow Available for Fixed Charges only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income; provided, further, however, that the contribution to Consolidated Cash Flow Available for Fixed Charges of a Restricted Subsidiary which is restricted in its ability to pay dividends to the Company for any period shall not exceed the amount that would have been permitted to be distributed to the Company by such Restricted Subsidiary as a dividend or other distribution during such period.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (1) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to (2) Consolidated Interest Expense for such period; provided, however, that:

          (a) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding (other than Indebtedness to finance seasonal fluctuations in working capital needs Incurred under a revolving credit (or similar arrangement) to the extent of the commitment thereunder in effect on the last day of such period unless any portion of such Indebtedness is projected in the reasonable judgment of senior management of the Company to remain outstanding for a period in excess of 12 months from the date of Incurrence of such Indebtedness) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (i) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (ii) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (b) if since the beginning of such period any Indebtedness of the Company or any Restricted Subsidiary has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,

          (c) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the Consolidated Cash Flow Available for Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if positive) attributable to the assets which are the subject of such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition") for such period or increased by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition") for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (d) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a line of business, Con-solidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and

          (e) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition"), Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition"), Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid in connection therewith, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company and such calculations may include such pro forma adjustments for non-recurring items that the Company considers reasonable in order to reflect the ongoing impact of any such transaction on the Company's results of operations. If the Indebtedness to be Incurred bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate, Currency or Commodity Price Agreement applicable to such Indebtedness if such Interest Rate, Currency or Commodity Price Agreement has a remaining term in excess of 12 months).

     "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of):

          (1) the amortization of debt discounts;

          (2) to the extent included in the calculation of net income under GAAP, any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

          (3) to the extent included in the calculation of net income under GAAP, net costs with respect to interest rate swap or similar agreements or, to the extent related to non-U.S. dollar denominated Indebtedness, foreign currency hedge, exchange or similar agreements;

          (4) Preferred Dividends in respect of all Preferred Stock of Restricted Subsidiaries and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary whether or not declared or paid;

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          (5) interest on Indebtedness guaranteed by the Company and the
     Restricted Subsidiaries and actually paid by the Company or the Restricted Subsidiaries;

          (6) capitalized interest;

          (7) the portion of any rental obligation attributable to Capital Lease Obligations allocable to interest expense and

          (8) the loss on Receivables Sales, and excluding, to the extent included in such consolidated interest expense, interest expense of any Person acquired by the Company or a Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction.

Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary, not all the net income of which was included in calculating Consolidated Net Income by reason of the fact that such Restricted Subsidiary was not a Wholly Owned Subsidiary, will be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Subsidiaries before payment of dividends in respect of any Capital Stock of the Company for such period determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded therefrom:

          (1) the net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction,

          (2) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period (subject, in the case of a dividend or distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below),

          (3) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (4) gains or losses on Asset Dispositions by the Company or its Subsidiaries,

          (5) all extraordinary gains and extraordinary losses,

          (6) the cumulative effect of changes in accounting principles,

          (7) non-cash gains or losses resulting from fluctuations in currency exchange rates, and

          (8) the tax effect of any of the items described in clauses (1) through (7) above.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Domestic Subsidiary" means a Restricted Subsidiary other than a Foreign Subsidiary.

     "Earn-Out Amount" has the meaning provided in the Purchase Agreement.

     "Equity Offering" means a primary sale of Common Stock of the Company or, to the extent the net cash proceeds thereof are paid to the Company as a capital contribution, Common Stock or Preferred Stock (other than Redeemable Stock) of C&A, for cash to a Person or Persons other than a Subsidiary of the Company.

     "Existing Notes" means the Company's 11-1/2% Senior Subordinated Notes due 2006, issued under the Existing Notes Indenture.

     "Existing Notes Indenture" means the Indenture, dated as of June 1, 1996 among the Company, C&A and First Union National Bank of North Carolina as Trustee, as supplemented by the First, Second and Third Supplemental Indentures thereto, as further amended, supplemented and modified from time to time.

     "Foreign Subsidiary" means a Restricted Subsidiary that is organized under the laws of any country other than the United States and substantially all the assets of which are located outside the United States.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Heartland" means Heartland Industrial Partners, L.P., a Delaware limited partnership, and its successors.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation (including by acquisition of Subsidiaries if such Indebtedness directly or indirectly becomes an obligation of such Person) or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an Incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

          (1) the principal of and premium, if any, in respect of any indebtedness of such Person for money borrowed,

          (2) the principal of and premium, if any, with respect to obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses,

          (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1), (2), and (5)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit),

          (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; provided, that the Company's obligations under the Purchase Agreement with respect to the satisfaction of the Earn-Out Amount shall not be deemed Indebtedness; provided, further, that any Indebtedness Incurred to pay or otherwise discharge such obligations shall constitute Indebtedness,

          (5) every Capital Lease Obligation of such Person,

          (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends) but only to the extent such obligations arise on or prior to the Stated Maturity of the notes; provided, that any obligations to acquire Capital Stock of Textron Automotive Holdings (Italy) S.r.l. or its successors pursuant to the arrangements contemplated by the Purchase Agreement shall not be deemed to be Indebtedness; but that any Indebtedness Incurred to pay or otherwise discharge such obligations shall constitute Indebtedness,

          (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons,

          (8) every obligation under Interest Rate, Currency or Commodity Price Agreements of such Person, and

          (9) every obligation of the type referred to in clauses (1) through
     (8) of another Person the payment of which, in any case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

     "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit (including by way of Guarantee) or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including any payment on a Guarantee of any such obligation of such other Person, but does not include trade accounts receivable in the ordinary course of business.

     For purposes of the provisions described under "-- Unrestricted Subsidiary" and "-- Certain Covenants -- Limitation on Restricted Payments" and the definition of "Permitted Investments," (1) with respect to a Restricted Subsidiary that is designated as an Unrestricted Subsidiary, "Investment" will include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and with respect to a Person that is designated as an Unrestricted Subsidiary simultaneously with its becoming a Subsidiary of the Company, "Investment" will mean the Investment made by the Company and the Restricted Subsidiaries to acquire such Subsidiary; provided, however, that in either case upon a redesignation of such Subsidiary as a Restricted Subsidiary, or upon the acquisition of the Capital Stock of a Person such that such Person becomes a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary or such other Person in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation or in such Person immediately prior to such acquisition less (b) the portion (proportionate to the Company's interest in such Subsidiary after such redesignation or acquisition) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary or of such Person immediately following such acquisition; and (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Italian JV Letters of Credit" means one or more letters of credit issued to provide credit support for Textron Automotive Holdings (Italy) S.r.l. and its Subsidiaries; provided, that the aggregate reimbursement obligation of the Company and the Restricted Subsidiaries in respect thereof does not exceed $10.0 million at any time.

     "Joan Entities" means Elkin McCallum, Joan Fabrics Corporation, Western Avenue Dyers L.P., Tyng Textiles LLC and any other Affiliate of Elkin McCallum (or any of his immediate family members, related family trusts, heirs and descendants).

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Available Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets) therefrom by such Person, net of:

          (1) all legal, accounting, financial advisory, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition,

          (2) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition,

          (3) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition,

          (4) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, in each case as determined by the Board of Directors as evidenced by a resolution of the Board filed with the Trustee; provided, however, that any reduction in such reserve within 12 months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction and

          (5) any amount needed to effect a reduction of the amount outstanding under a Permitted Receivables Financing Facility as a result of such Asset Disposition.

     "Obligor" shall mean, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder of Notes at its address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such holders of Notes to make an informed decision with respect to the Offer to Purchase, which at a minimum will include:

          (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer),

          (2) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase),

          (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and

          (4) any other information required by applicable law to be included therein.

     The Offer shall contain all instructions and materials necessary to enable holders of the Notes to tender their Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (a) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

          (b) the Expiration Date and the Purchase Date;

          (c) the aggregate principal amount of such outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

          (d) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

          (e) that the holder of Notes may tender all or any portion of Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

          (f) the place where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (g) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (h) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon will cease to accrue on and after the Purchase Date;

          (i) that each holder of Notes electing to tender its Notes pursuant to the Offer to Purchase will be required to surrender its Notes at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Notes being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

          (j) that holders of Notes will be entitled to withdraw all or any portion of Notes tendered if the Company (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes the holder tendered, the certificate numbers of the Notes the holder tendered and a statement that such holder of Notes is withdrawing all or a portion of his tender;

          (k) that (i) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes and (ii) if Notes in an aggregate principal amount in excess of the Purchase

     Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (l) that in the case of any holder of Notes whose Notes are purchased only in part, the Company will execute, and the Trustee shall authenticate and deliver to the holder without service charge, a new Note, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Notes so tendered.

     Any Offer to Purchase will be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Overdraft Facilities" means local lines of credit of the Company's Foreign Subsidiaries, together with any credit support provided by the Company or any Restricted Subsidiary, providing for availability in an aggregate amount not to exceed $25.0 million at any time outstanding.

     "Permitted Acquired Investment" means any Investment by any Person (the "Subject Person") in another Person made prior to the time

          (1) the Subject Person became a Restricted Subsidiary,

          (2) the Subject Person merged into or consolidated with a Restricted Subsidiary, or

          (3) another Restricted Subsidiary merged into or was consolidated with the Subject Person (in a transaction in which the Subject Person became a Restricted Subsidiary)

provided, that such Investment was not made in anticipation of any such transaction and was outstanding prior to such transaction; provided, further, that the book value of such Investments (excluding all Permitted Investments (other than those referred to in clause (13) of the definition thereof)) do not exceed 5% of the Consolidated Assets of the Subject Person immediately prior to the Subject Person becoming a Restricted Subsidiary.

     "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions that is designed to protect such Person (1) against fluctuations in interest rates or currency exchange rates with respect to Indebtedness of the Company and its Restricted Subsidiaries and which will have a notional amount no greater than the principal payments due with respect to the Indebtedness being hedged thereby, or (2) in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of the Company's and the Restricted Subsidiaries' respective businesses relating to then existing financial obligations or then existing or sold production and, in the case of both (1) and (2), not for purposes of speculation.

     "Permitted Investments" means:

          (1) Investments in Cash Equivalents,

          (2) Investments in existence on the Issue Date,

          (3) Investments in any Restricted Subsidiary by the Company or any Restricted Subsidiary, including any Investment made to acquire such Restricted Subsidiary,

          (4) Investments in the Company by any Restricted Subsidiary,

          (5) sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or otherwise consistent with trade credit terms in common use in the industry and recorded as accounts receivable on the balance sheet of the Person making such sale,

          (6) loans or advances to employees for purposes of purchasing Common Stock of C&A in an aggregate amount outstanding at any one time not to exceed $5.0 million and other loans and advances to employees of the Company in the ordinary course of business and on terms consistent with the Company's practices in effect prior to the Issue Date, including travel, moving and other like advances,

          (7) loans or advances to vendors or contractors of the Company in the ordinary course of a Related Business,

          (8) lease, utility and other similar deposits in the ordinary course of business,

          (9) stock, obligations or securities received in the ordinary course of business in settlement of debts owing to the Company or a Subsidiary thereof as a result of foreclosure, perfection, enforcement of any Lien or in a bankruptcy proceeding,

          (10) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving the Company or its Restricted Subsidiaries, primarily engaged in a Related Business, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (10), less any return of capital realized or any repayment of principal received on such Permitted Investments, or any release or other cancellation of any Guarantee constituting such Permitted Investment, which has not at such time been reinvested in Permitted Investments made pursuant to this clause (10)), does not exceed 1.5% of the Company's Consolidated Assets,

          (11) Investments in Persons to the extent any such Investment represents the non-cash consideration otherwise permitted to be received by the Company or its Restricted Subsidiaries in connection with an Asset Disposition,

          (12) any Investment included in clauses (3)(b), (5), (9) and (16) of the definition of "Permitted Indebtedness",

          (13) Permitted Acquired Investments, and

          (14) Investments constituting "Permitted Investments" as defined in the Bank Credit Facilities on the Issue Date.

     "Permitted Liens" means:

          (1) Liens existing on the Issue Date;

          (2) Liens existing on property or assets at the time of acquisition by the Company or a Restricted Subsidiary which secure Indebtedness that is not incurred in contemplation of such property or assets being so acquired, provided, that such Liens do not extend to other property or assets of the Company or any Restricted Subsidiary;

          (3) Liens securing Indebtedness of the type described in clauses (8),
     (9), and (15) of the "Limitation on Indebtedness" covenant;

          (4) Liens securing the Bank Credit Facilities, provided, that such Liens shall not secure more than an aggregate of $700.0 million of Indebtedness thereunder (plus, without duplication, such amount of Indebtedness which may otherwise be subject to a Lien pursuant to clause
     (10) below), Liens securing the Brazilian Credit Facility, the Overdraft Facilities, Liens securing Indebtedness Incurred by Foreign Subsidiaries and Permitted Interest Rate, Currency or Commodity Price Agreements;

          (5) Liens replacing any of the items set forth in clauses (1) through
     (4) above, provided, that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except premiums or other payments paid in connection with a concurrent Refinancing of such Indebtedness and the expenses Incurred in connection therewith), (B) the principal amount of the Indebtedness secured by such Liens, determined as of the date of Incurrence, has a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced or repaid, (C) the maturity of the Indebtedness secured by such Liens is not earlier than that of the Indebtedness to be Refinanced, (D) such Liens have the same or a lower ranking and priority as the Liens being replaced, and (E) such Liens shall be limited to the property or assets encumbered by the Lien so replaced;

          (6) Liens encumbering cash proceeds (or securities purchased therewith) from Indebtedness permitted to be Incurred pursuant to the "Limitation on Indebtedness" covenant which are set aside at the time of such Incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to the Company or a Restricted Subsidiary or returned to the lenders of such Indebtedness, provided, that such Liens are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;

          (7) Liens (including extensions, renewals and replacements thereof) upon property or assets created for the purpose of securing Indebtedness Incurred to finance or Refinance the cost (including the cost of construction) of such property or assets, provided, that (A) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of such property or assets, (B) such Lien does not extend to or cover any property or assets other than the property or assets being financed or Refinanced by such Indebtedness and any improvements thereon, and (C) the Incurrence of such Indebtedness is permitted by the "Limitation on Indebtedness" covenant;

          (8) Liens in favor of the Company or a Restricted Subsidiary;

          (9) Liens securing Indebtedness of Foreign Subsidiaries permitted to be Incurred under the "Limitation on Indebtedness" covenant;

          (10) Liens (other than Liens securing Subordinated Indebtedness) which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of the Company and its Restricted Subsidiaries secured by Liens and not listed in clauses (1) through (9) above or (11) through (25) below, does not exceed 5% of the Consolidated Assets of the Company;

          (11) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (12) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

          (13) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith;

          (14) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (15) judgment Liens not accompanied by an Event of Default of the type described in clause (8) under "Events of Default" arising from such judgment;

          (16) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

          (17) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided, that such Liens do not extend to any property or assets which is not leased property subject to such lease;

          (18) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (19) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (20) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

          (21) leases or subleases granted to others not interfering in any material respect with the business of the Company or the Restricted Subsidiaries;

          (22) Liens upon Receivables pursuant to one or more receivables financing facilities to the extent that the Indebtedness thereunder could be Incurred pursuant to clause 1(c) of second paragraph of the "Limitation on Indebtedness" covenant;

          (23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

          (24) Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry; and

          (25) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

     "Permitted Receivables Financing Facility" means the receivables financing facility established pursuant to the Amended and Restated Receivables Sales Agreement to be entered into, as amended from time to time, among the Company, as master servicer, the Sellers parties thereto and Carcorp, Inc. (or any successor thereto or replacement thereof) and one or more receivables financing facilities pursuant to which the Company or any of its Subsidiaries sells, transfers, assigns or pledges its Receivables to a special purpose entity or a trust and in connection therewith such entity or trust Incurs Indebtedness secured by such Receivables or otherwise finances Receivables with customary limited repurchase obligations for breaches of certain representations, warranties or covenants or limited recourse based upon the collectibility of the Receivables sold.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

     "Preferred Dividends" for any Person means for any period the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on Preferred Stock of such Person during such period calculated in accordance with GAAP, by 1 minus the actual combined Federal, state, local and foreign income tax rate of the Company on a consolidated basis (expressed as a decimal) for such period.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Purchase Agreement" means the Purchase Agreement dated August 7, 2001 among Textron, Inc., C&A and the Company, as amended and restated to the Issue Date.

     "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money. "Receivables" shall include the indebtedness and payment obligations of any Person to the Company or a Subsidiary arising from a sale of merchandise or services by the Company or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of the Company's or such Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

     "Receivables Financing" means (1) the sale or other disposition of Receivables arising in the ordinary course of business or (2) the sale or other disposition of Receivables that arise in the ordinary course of busi-ness to a Receivables Subsidiary followed by, or in connection with, a financing transaction in connection with such sale or disposition of such Receivables.

     "Receivables Sale" of any Person means any sale, transfer, assignment or pledge of Receivables by such Person (pursuant to a Permitted Receivables Financing Facility, a purchase facility or otherwise), other than (1) in connection with a disposition of the business operations of such Person relating thereto or (2) a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

     "Receivables Subsidiary" means an Unrestricted Subsidiary of the Company or any other corporation, trust or entity that is exclusively engaged in Receivables Financing, and activities reasonably related thereto.

     "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) (i) matures or (ii) is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or (iii) is convertible into or exchangeable for Indebtedness or Redeemable Stock or is redeemable at the option of the holder thereof, in whole or in part, in each case in whole or in part, at any time prior to 91 days after the final Stated Maturity of the Notes. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Redeemable Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock if prohibited by the terms hereof and (2) Capital Stock in respect of which the Company may have an obligation of the type referred to in clause (vi) of the second paragraph of the "Limitation on Restricted Payments and Restricted Investments" covenant and Textron Preferred Stock shall not constitute Redeemable Stock.

     "Refinancing" means, with respect to any Indebtedness, a renewal, extension, refinancing, replacement, amendment, restatement or refunding of such Indebtedness, and shall include any successive Refinancing of any of the foregoing.

     "Related Business" means the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Issue Date, as determined conclusively and in good faith by the Company's Board of Directors.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means an arrangement by any Person with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person not more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement will be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     "Stockholders Agreements" means the Stockholders Agreement, dated July 3, 2001, by and among Heartland Industrial Partners, L.P. and the other Heartland entities named therein, the Becker Stockholders named therein, Joan Stockholders named therein and C&A, as amended, and the Stockholders Agreement, dated February 23, 2001, by and among C&A, Heartland Industrial Partners I, L.P. and the other Investor Stockholders listed on Schedule I thereto, Blackstone Capital Company II, L.L.C., Blackstone Family Investment Partnership I, L.P., Blackstone Advisory Directors Partnership L.P., Blackstone Capital Partners L.P., and Wasserstein/C&A Holdings L.L.C., as amended.

     "Subordinated Indebtedness" means Indebtedness as to which the payment of principal (and premium, if any) and interest and other payment obligations is subordinate by its terms to the prior payment in full of the Notes or the Guarantees of the Company or a Guarantor, as applicable.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interest (including partnership interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture, and, collectively, all the Guarantees of the Notes. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

     "TAC-Trim acquisition" means the acquisition by the Company of the Bison Subsidiaries (as defined in the Purchase Agreement) pursuant to the Purchase Agreement and the related transactions.

     "Textron Entities" means Textron Inc. and its controlled Affiliates.

     "Textron Preferred Stock" shall mean collectively, (1) the Company's Series A1 Redeemable Preferred Stock, Series A2 Redeemable Preferred Stock, Series B1 Redeemable Preferred Stock, Series B2 Redeemable Preferred Stock, Series C1 Redeemable Preferred Stock and Series C2 Redeemable Preferred Stock, (2) any substantially similar redeemable Preferred Stock of C&A issued in lieu of or in exchange for Preferred Stock of the type described in the preceding clause (1) pursuant to the terms of the Purchase Agreement or the Textron Preferred Stock as in effect on the Issue Date and (3) any Series D Redeemable Preferred Stock issued in satisfaction of the Earn-Out Amount.

     "Unrestricted Subsidiary" means any Subsidiary designated as such by the Board of Directors as set forth under "-- Unrestricted Subsidiaries" and any Subsidiary of Unrestricted Subsidiary.

     "U.S. Government Obligation" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency; provided, that the Textron Preferred Stock shall not be deemed to be Voting Stock for any purpose.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Redeemable Stock, as the case may be at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Redeemable Stock, as the case may be.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of C&A or the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Concerning The Trustee

     BNY Midwest Trust Company is the Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes.

Governing Law

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Events of Default

     The following will be Events of Default under the Indenture:

          (1) failure to pay principal of (or premium, if any, on) any such Note when due;

          (2) failure to pay any interest or additional interest (as required by the Registration Rights Agreement) on any such Note when due, continued for 30 days;

          (3) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "-- Certain Covenants -- Change of Control" when due and payable;

          (4) failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales of Assets" by the Company or any Guarantor;

          (5) failure to perform or comply with any other covenant or agreement of the Company under the Indenture or the Notes continued for 60 days after written notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

          (6) default under the terms of any instrument or instruments evidencing or securing Indebtedness for money borrowed by the Company or any Significant Subsidiary having an outstanding principal amount of $20 million individually or in the aggregate which default results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay such Indebtedness when due at final maturity after the lapse of any applicable grace period;

          (7) the Parent Guarantee of the Notes or any Subsidiary Guarantee of the Notes shall for any reason cease to be, or shall be asserted in writing by the Parent Guarantor, the Company or the Subsidiary Guarantor not to be, in full force and effect and enforceable in accordance with its terms;

          (8) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Significant Subsidiary in an amount in excess of $20 million (calculated net of any insurance available to pay such judgment) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and

          (9) certain events of bankruptcy, insolvency or reorganization affecting the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statement for the Company and the Restricted Subsidiaries) would constitute a Significant Subsidiary of the Company.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes, unless such holders of the Notes shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     If an Event of Default (other than an Event of Default described in clause
(9) above with respect to the Company) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if
(a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default specified in clause (9) above occurs with respect to the Company, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes. For information as to waiver of defaults, see "-- Modification and Waiver."

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and such Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates and grace period expressed in such Note and the Indenture.

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

Modification and Waiver

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Note affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, such Note,

          (2) reduce the principal amount of, or the premium or interest on, such Note,

          (3) change the place or currency of payment of principal of, or premium or interest on, such Note,

          (4) modify or change any provision of the Indenture or the related definitions affecting the ranking of such Note or any Guarantee thereof in any manner adverse in any material respect to the holder of such Note,

          (5) reduce the premium payable upon the redemption or repurchase of any Note,

          (6) reduce the time before which such Note may be redeemed,

          (7) impair the right to institute suit for the enforcement of any payment on or with respect to such Note,

          (8) reduce the above-stated percentage of outstanding Notes necessary to modify or amend the Indenture,

          (9) reduce the percentage of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults,

          (10) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, or

          (11) following the mailing of any Offer to Purchase, modify any Offer to Purchase required under "-- Certain Covenants -- Limitation on Asset Dispositions" and "-- Certain Covenants -- Change of Control" in a manner materially adverse to the holder of such Note.

     Without the consent of any holder, the Company and the Trustee may amend the Indenture to:

          (a) cure any ambiguity, omission, defect or inconsistency;

          (b) provide for the assumption by a successor corporation or other Person of the obligations of the Company or any Guarantor under the Indenture;

          (c) add Guarantees with respect to the Notes or release a Subsidiary Guarantor; provided, however, that any such release is in accordance with the provisions of the Indenture;

          (d) secure the Notes;

          (e) add to the covenants of the Company for the benefit of the holders of Notes or surrender any right or power conferred upon the Company;

          (f) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

          (g) provide for the acceptance of appointment under the Indenture of a successor Trustee and to add or change provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee; or

          (h) make any other change that does not adversely affect the rights of any holder of Notes.

     The holders of a majority in aggregate principal amount of the Notes, on behalf of all holders of the Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in aggregate principal amount of outstanding Notes, on behalf of all holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase.

Defeasance and Discharge

     The Company at any time may terminate all its obligations under the Notes and the related obligations under the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Guarantees with respect to Notes in effect at such time will terminate.

     The Company at any time may terminate its obligations with respect to the Notes under the covenants described under "Certain Covenants", the operation of the "Events of Default" above other than Events of Default contained in clauses
(1), (2) and (9) (with respect to the Company only) and the limitations contained in clause (c) of the first paragraph under "Mergers, Consolidations, and Certain Sales of Assets" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (8) or (9) (with respect only to Significant Subsidiaries), under "Events of Default" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or, U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

     The Company may satisfy and discharge all obligations under the Indenture by delivering to the Trustee for cancellation all outstanding Notes or depositing with the Trustee, after the outstanding Notes have become due and payable or are called for redemption in accordance with the Indenture, cash sufficient to pay at Stated Maturity or the Redemption Date all of the outstanding Notes and paying all other sums payable under the Indenture with respect to the Notes.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the material U.S. federal income tax consequences resulting from acquisition, beneficial ownership and disposition of a registered note acquired in exchange for an outstanding note. Except where otherwise noted, it deals only with purchasers of notes who purchased their notes in the original offering at the offering price and who hold the notes as capital assets. This summary does not deal with special classes of holders such as dealers in securities, partnerships or other pass-through entities, financial institutions, life insurance companies, certain expatriates, persons holding the notes as part of a straddle or hedging or conversion transaction or persons whose functional currency is not the U.S. dollar. Moreover, this summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as now in effect, and such authorities may be repealed, revoked or modified (possibly on a retroactive basis) so as to result in federal income tax consequences different from those discussed below.

     As used herein, a "U.S. holder" is a beneficial owner of the notes that for U.S. Federal income tax purposes is:

     o    a citizen or resident of the U.S.,

     o a corporation (or an entity treated as a corporation) which is organized under the laws of the U.S. or any political subdivision thereof,

     o an estate, the income of which is subject to U.S. federal income tax without regard to its source, or

     o a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has made a valid election to be treated as a United States person.

     A Non-U.S. holder is a beneficial owner that is for U.S. federal income tax purposes either a nonresident alien or a corporation, estate or trust that is not a U.S. holder.

     If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

     Exchange of Notes

     Your exchange of an outstanding note for a registered note pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, you should have the same acquisition date, adjusted basis, holding period, original issue discount, issue price, adjusted issue price, stated redemption price at maturity, yield and accrual periods for a registered note acquired pursuant to the exchange offer as you had for the outstanding note immediately before the exchange. The tax consequences of ownership and disposition of a registered note should be the same as the tax consequences of the ownership and disposition of the outstanding note surrendered in exchange for it.

     Accordingly, in the following discussion, the U.S. federal income tax consequences with respect to a registered note assume that the registered note is treated, for U.S. federal income tax purposes, as the same note as the outstanding note for which it was issued and that the registered note has the same acquisition date, adjusted basis, holding period, original issue discount, issue price, adjusted issue price, stated redemption price at maturity, yield and accrual periods as the outstanding note had in your hands immediately before the exchange, and that any amounts that accrue or are paid or payable on an outstanding note are treated as accruing or as paid or payable on the registered note.

     U.S. Holders

     The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a U.S. holder of the notes. Material consequences to Non-U.S. holders of the notes are described under "Non-U.S. Holders" below.

     Payments of Interest

     Except as set forth below, payments of stated interest and additional interest, if any, on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued, depending on the U.S. holder's method of accounting for tax purposes.

     Sale, Exchange and Retirement of Notes

     Upon a sale, exchange (other than an exchange of notes for registered notes) or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount received upon the sale, exchange or retirement (less any amount attributable to accrued interest which will be taxable as ordinary income, if not previously taken into income) and the holder's tax basis in the note at that time.

     Gain or loss, gain or loss realized on the sale, exchange or retirement of a note will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.

     Non-U.S. Holders

     The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a Non-U.S. holder of the notes. This summary does not present a detailed description of the U.S. federal tax consequences to you in light of your particular circumstances. In addition, it does not deal with Non-U.S. holders subject to special treatment under U.S. federal tax laws (including if you are a controlled foreign corporation, a passive foreign investment company, a foreign personal holding company, a corporation that accumulates earnings to avoid U.S. federal income tax, or, in certain circumstances, a United States expatriate).

     Under present U.S. federal income tax law and subject to the discussion of information reporting and backup withholding below, payments of interest on the notes to or on behalf of any Non-U.S. holder who is not engaged in a trade or business within the U.S. with which interest on the notes is effectively connected will not be subject to U.S. federal income or withholding tax, provided that

     o such beneficial owner does not actually or constructively own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations,

     o such beneficial owner is not a controlled foreign corporation for U.S. federal income tax purposes (generally, a foreign corporation controlled by U.S. shareholders) that is related to us through stock ownership, and

     o    certain certification requirements are met.

     A Non-U.S. holder will not be exempt from U.S. withholding tax, however, if the withholding agent or intermediary knows or has reason to know the Non-U.S. holder should not be exempt. If a Non-U.S. holder does not qualify for the foregoing exemption, interest payments to the Non-U.S. holder generally will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable treaty and certain certification requirements are met).

     Any capital gain realized upon a sale, exchange or retirement of a note by or on behalf of a Non-U.S. holder ordinarily will not be subject to a U.S. federal withholding or income tax unless (i) such gain is effectively connected with a U.S. trade or business of the holder or (ii) in the case of an individual, such beneficial owner is present in the U.S. for 183 days or more during the taxable year of the sale, exchange or retirement and certain other requirements are met. As noted above, an exchange of a note for an exchange note pursuant to the registered offer will not constitute a taxable exchange.

     If interest and other payments received by a Non-U.S. holder with respect to the notes (including proceeds from the disposition of the notes) are effectively connected with the conduct by the Non-U.S. holder of a trade or business within the U.S. (or the Non-U.S. holder is otherwise subject to U.S. federal income taxation on a net basis with respect to such holder's ownership of the notes), such Non-U.S. holder will generally not be subject to withholding tax (provided certain certification requirements are met), but instead will generally be subject to the rules described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. holder may also be subject to the "branch profits tax" if such Non-U.S. holder is a corporation.

     Information Reporting and Backup Withholding

     In general, information reporting requirement will apply to payments of principal, premium, if any, and interest on a note and the proceeds of the sale of a note with respect to U.S. holders. Backup withholding at a rate of 30% (subject to periodic reductions through 2006) will apply to such payments if a U.S. holder fails to provide a taxpayer identification number to certify that such U.S. holder is not subject to backup withholding, or otherwise to comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

     We must report annually to the IRS and to each Non-U.S. holder on Form 1042-S the amount of interest paid on a note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. holder resides.

     Backup withholding generally will not apply to payments made by us or our paying agent to a Non-U.S. holder of a note who provides the requisite certification (on an IRS form W-8BEN or other applicable form) or otherwise establishes that it qualifies for an exemption from backup withholding. Payments of the proceeds of a disposition of the notes by or through a U.S. office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. holder certifies that it is a Non-U.S. holder under penalties of perjury or otherwise establishes that it qualifies for an exemption. Payments of principal or premium or the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain other conditions are met, or the exemption is otherwise established.

     Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND TAX SITUATION. EACH POTENTIAL INVESTOR SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS OR SUBSEQUENT VERSIONS THEREOF.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such brokerdealer as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after effectiveness of the exchange offer registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

     For a period of 30 days after effectiveness of the exchange offer registration statement, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the Holders of the Notes) other than taxes you may incur in connection with the exchange offer and commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes participating in the exchange offer (including any brokerdealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us by Cahill Gordon & Reindel, New York, New York.

                                     EXPERTS

     The consolidated financial statements of C&A Corporation and its subsidiaries for the year ended December 31, 2001, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Collins & Aikman Corporation and its subsidiaries for the years ended December 31, 2000 and December 25, 1999, included in the Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated by reference into this prospectus, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein upon the authority of said firm as experts in giving said report.

     The combined financial statements of TAC-Trim, included in the Current Report on Form 8-K filed on January 4, 2002 (as amended on January 14, 2002) and incorporated by reference into this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting, to the extent and for the periods indicated in their report with respect to such financial statements.

     The combined financial statements of Becker, included in the Current Report on Form 8-K filed on April 17, 2001 and incorporated by reference into this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting, to the extent and for the periods indicated in their report with respect to such financial statements.

     The combined financial statements of Joan, included in the Current Report on Form 8-K filed on October 10, 2001 incorporated by reference into this prospectus, have been audited by KPMG LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting, to the extent and for the periods indicated in their report with respect to such financial statements.

================================================================================








                                  $500,000,000


                          COLLINS & AIKMAN PRODUCTS CO.



           Exchange Offer for $500,000,000 Aggregate Principal Amount of 10-3/4% Senior Subordinated Notes due 2011



                                 --------------

                                   PROSPECTUS

                                 --------------




                                     , 2002




--------------------------------------------------------------------------------
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of , 2002.
--------------------------------------------------------------------------------



================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Company's Restated Certificate of Incorporation (the "Certificate") provides that to the fullest extent permitted by Delaware law or another applicable law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Restated Bylaws (the "Bylaws") provide that the Company shall indemnify its directors, officers and employees to the fullest extent permitted by applicable law.

     The Bylaws provide that the Company may indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action, suit or proceeding by or in the right of the registrant to procure a judgment in its town), by reason of the fact that he is or was or had agreed to become a director, officer or employee of the registrant or is or was or had agreed to become at the request of the board or an officer of the registrant a director, officer or employee of another corporation, partnership, joint venture, trust or other entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS INDEX.

     See Exhibit Index immediately preceding the Exhibits.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrants hereby undertake that:

          (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

          (e) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April, 2002.

                          COLLINS & AIKMAN PRODUCTS CO.


                          By:    /s/ Thomas E. Evans
                                 -----------------------------------------------
                                 Name:    Thomas E. Evans
                                 Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Thomas E. Evans or, failing him, Ronald T. Lindsay and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date


 /s/ Thomas E. Evans                      Chairman of the Board and Chief               April 16, 2002
 ----------------------------------       Executive Officer (Principal Executive
            Thomas E. Evans               Officer)


 /s/ J. Michael Stepp                     Interim Chief Financial Officer and           April 16, 2002
 ----------------------------------       Director (Principal Financial Officer)
           J. Michael Stepp

/s/ James L. Murawski                     Vice President, Finance and Controller         April 16, 2002
 ----------------------------------       (Principal Accounting Officer)
         James L. Murawski

 /s/ Samuel Valenti                       Director                                      April 12, 2002
 ----------------------------------
            Samuel Valenti


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April, 2002.

                         COLLINS & AIKMAN CORPORATION


                         By:    /s/ Thomas E. Evans
                                ------------------------------------------------
                                Name:    Thomas E. Evans
                                Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Thomas E. Evans or, failing him, Ronald T. Lindsay and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement of Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
 /s/ Thomas E. Evans                      Chairman of the Board and Chief               April 16, 2002
 ----------------------------------       Executive Officer (Principal Executive
            Thomas E. Evans               Officer)

 /s/ J. Michael Stepp                     Interim Chief Financial Officer and           April 16, 2002
 ----------------------------------       Director (Principal Financial Officer)
           J. Michael Stepp

 /s/ James L. Murawski                    Vice President, Finance and Controller        April 16, 2002
 ----------------------------------       (Principal Accounting Officer)
       James L. Murawski

 /s/ Charles E. Becker                    Vice Chairman of the Board                    April 16, 2002
 ----------------------------------
           Charles E. Becker

 /s/ Robert C. Clark                      Director                                      April 16, 2002
 ----------------------------------
            Robert C. Clark

 /s/ Marshall A. Cohen                    Director                                      April 16, 2002
 ----------------------------------
           Marshall A. Cohen





 /s/ Cynthia Hess                         Director                                      April 15, 2002
 ----------------------------------
             Cynthia Hess

 /s/ Timothy D. Leuliette                 Director                                      April 17, 2002
 ----------------------------------
         Timothy D. Leuliette

 /s/ Elkin McCallum                       Director                                      April 12, 2002
 ----------------------------------
            Elkin McCallum

 /s/ W. Gerald McConnell                  Director                                      April 16, 2002
 ----------------------------------
          W. Gerald McConnell

 /s/ Warren B. Rudman                     Director                                      April 12, 2002
 ----------------------------------
           Warren B. Rudman

 /s/ David A. Stockman                    Director                                      April 16, 2002
 ----------------------------------
           David A. Stockman

 /s/ Daniel P. Tredwell                   Director                                      April 16, 2002
 ----------------------------------
          Daniel P. Tredwell

 /s/ Samuel Valenti                       Director                                      April 12, 2002
 ----------------------------------
            Samuel Valenti

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                             AKRO MATS, LLC
                             COLLINS & AIKMAN AUTOMOTIVE MATS, LLC


                             By:    /s/ Thomas E. Evans
                                    --------------------------------------------
                                    Name:    Thomas E. Evans
                                    Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
 /s/ Thomas E. Evans                      Chief Executive Officer                       April 16, 2002
 ----------------------------------       (Principal Executive Officer)
           Thomas E. Evans

 /s/ J. Michael Stepp                     Executive Vice President and Chief            April 16, 2002
 ----------------------------------       Financial Officer
           J. Michael Stepp               (Principal Financial Officer and
                                          Principal Accounting Officer)

/s/ Michael Geaghan                       Manager                                       April 15, 2002
------------------------------------
           Michael Geaghan

/s/ Millard King                          Manager                                       April 16, 2002
------------------------------------
             Millard King

/s/ Jeffrey Kies                          Manager                                       April 16, 2002
------------------------------------
             Jeffrey Kies

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                            AMCO CONVERTIBLE FABRICS, INC.
                            DURA CONVERTIBLE SYSTEMS, INC.


                            By:    /s/ Thomas E. Evans
                                   ---------------------------------------------
                                   Name:    Thomas E. Evans
                                   Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Thomas E. Evans                       Chief Executive Officer                       April 16, 2002
------------------------------------      (Principal Executive Officer)
           Thomas E. Evans

/s/ J. Michael Stepp                      Executive Vice President and Chief            April 16, 2002
------------------------------------      Financial Officer
           J. Michael Stepp               (Principal Financial Officer)

/s/ Jeffrey Johnson                       Controller                                    April 16, 2002
------------------------------------
           Jeffrey Johnson

/s/ Thomas E. Evans                       Director                                      April 15, 2002
------------------------------------
           Thomas E. Evans

/s/ Ronald T. Lindsay                     Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 15th day of April 2002.

                              BECKER GROUP, LLC


                              By:    /s/ Lou Gasperut
                                     -------------------------------------------
                                     Name:    Lou Gasperut
                                     Title:   President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Lou Gasperut                          President                                     April 15, 2002
------------------------------------      (Principal Executive Officer)
             Lou Gasperut

/s/ James Babiasz                         Controller                                    April 15, 2002
------------------------------------      (Principal Financial Officer)
            James Babiasz

/s/ Ronald T. Lindsay                                                                   April 16, 2002
------------------------------------
          Ronald T. Lindsay               Managing Director


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 15th day of April 2002.

                             BRUT PLASTICS, INC.


                             By:    /s/ Lou Gasperut
                                    --------------------------------------------
                                    Name:    Lou Gasperut
                                    Title:   President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Lou Gasperut                          President                                     April 15, 2002
------------------------------------      (Principal Executive Officer)
             Lou Gasperut

/s/ James Babiasz                         Controller                                    April 15, 2002
------------------------------------      (Principal Financial Officer)
            James Babiasz

/s/ Lou Gasperut                          Director                                      April 16, 2002
------------------------------------
             Lou Gasperut

/s/ Ronald T. Lindsay                     Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                                  COLLINS & AIKMAN ACCESSORY MATS, INC.


                                  By:    /s/ Thomas E. Evans
                                         ---------------------------------------
                                         Name:    Thomas E. Evans
                                         Title:   Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Thomas E. Evans                       Chief Executive Officer                       April 16, 2002
------------------------------------      (Principal Executive Officer)
           Thomas E. Evans

/s/ J. Michael Stepp                      Executive Vice President and Chief            April 16, 2002
------------------------------------      Financial Officer
           J. Michael Stepp               (Principal Financial Officer and
                                          Principal Accounting Officer)

/s/ Michael Geaghan                       Director                                      April 15, 2002
------------------------------------
           Michael Geaghan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement t+o be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                   COLLINS & AIKMAN ADVANCED PROCESSES, INC.
                   COLLINS & AIKMAN AUTOMOTIVE INTERNATIONAL, INC. COLLINS & AIKMAN CANADA DOMESTIC HOLDING COMPANY COLLINS & AIKMAN DEVELOPMENT COMPANY
                   COLLINS & AIKMAN EUROPE, INC.
                   COLLINS & AIKMAN INTERIORS, INC.

                   By:    /s/ Thomas E. Evans
                          ------------------------------------------------------
                          Name:   Thomas E. Evans
                          Title:  Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

/s/ Thomas E. Evans                       Chief Executive Officer                       April 16, 2002
------------------------------------      (Principal Executive Officer)
           Thomas E. Evans

/s/ J. Michael Stepp                      Chief Financial Officer                       April 16, 2002
------------------------------------      (Principal Financial Officer)
           J. Michael Stepp

/s/ James L. Murawski                     Controller                                    April 16, 2002
------------------------------------
          James L. Murawski

/s/ Thomas E. Evans                       Director                                      April 16, 2002
------------------------------------
           Thomas E. Evans

/s/ Ronald T. Lindsay                     Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                    COLLINS & AIKMAN ASSET SERVICES, INC.

                    By:    /s/ Ronald T. Lindsay
                           --------------------------------------------------
                           Name:    Ronald T. Lindsay
                           Title:   Senior Vice President, General Counsel and
                                    Secretary


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Ronald T. Lindsay                     Senior, Vice President, General Counsel       April 16, 2002
------------------------------------      and Secretary
          Ronald T. Lindsay               (Principal Executive Officer)


/s/ James L. Murawski                     Controller                                    April 16, 2002
------------------------------------      (Principal Financial Officer)
          James L. Murawski

/s/ Ronald T. Lindsay                     Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16thday of April 2002.

                      COLLINS & AIKMAN CARPET & ACOUSTICS (MI), INC. COLLINS & AIKMAN CARPET & ACOUSTICS (TN), INC.


                      By:    /s/ Thomas E. Evans
                             --------------------------------------------------
                             Name:    Thomas E. Evans
                             Title:   Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Thomas E. Evans                       Chief Executive Officer                       April 16, 2002
------------------------------------      (Principal Executive Officer)
           Thomas E. Evans

/s/ J. Michael Stepp                      Executive Vice President and Chief            April 16, 2002
------------------------------------      Financial Officer
           J. Michael Stepp               (Principal Financial Officer and
                                          Principal Accounting Officer)

/s/ Thomas E. Evans                       Director                                      April 16, 2002
------------------------------------
           Thomas E. Evans

/s/ Ronald T. Lindsay                     Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 15th day of April 2002.

                        COLLINS & AIKMAN FABRICS, INC.


                        By:    /s/ Gerald Jones
                               -------------------------------------------------
                               Name:    Gerald Jones
                               Title:   President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Gerald Jones                          President                                     April 15, 2002
------------------------------------      (Principal Executive Officer)
             Gerald Jones

/s/ James L. Murawski                     Vice President of Finance                     April 16, 2002
------------------------------------      (Principal Financial Officer)
          James L. Murawski

/s/ Robert J. Cardin                      Controller                                    April 15, 2002
------------------------------------
           Robert J. Cardin

/s/ Gerald Jones                          Director                                      April 15, 2002
------------------------------------
             Gerald Jones

/s/ Thomas E. Evans                       Director                                      April 16, 2002
------------------------------------
           Thomas E. Evans

/s/ James L. Murawski                     Director                                      April 16, 2002
------------------------------------
          James L. Murawski

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                      COLLINS & AIKMAN PLASTICS, INC.


                      By:    /s/ Thomas E. Evans
                             --------------------------------------------------
                             Name:    Thomas E. Evans
                             Title:   Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Thomas E. Evans                       Chief Executive Officer                       April 16, 2002
------------------------------------      (Principal Executive Officer)
           Thomas E. Evans

/s/ J. Michael Stepp                      Executive Vice President and Chief            April 16, 2002
------------------------------------      Financial Officer
           J. Michael Stepp               (Principal Financial Officer and
                                          Principal Accounting Officer)

/s/ Thomas E. Evans                       Director                                      April 16, 2002
------------------------------------
           Thomas E. Evans

/s/ Ronald T. Lindsay                     Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                                COMET ACOUSTICS, INC.


                                By:    /s/ Graham Tompson
                                       -----------------------------------------
                                       Name:    Graham Tompson
                                       Title:   President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Graham Tompson                        President                                     April 16, 2002
------------------------------------      (Principal Executive Officer)
            Graham Tompson

/s/ James L. Murawski                     Vice President of Finance and Corporate       April 16, 2002
------------------------------------      Controller
          James L. Murawski               (Principal Financial Officer)

/s/ Kenneth J. Arndorfer                  Director                                      April 16, 2002
------------------------------------
         Kenneth J. Arndorfer

/s/ James L. Murawski                     Director                                      April 16, 2002
------------------------------------
          James L. Murawski

/s/ Graham Tompson                        Director                                      April 16, 2002
------------------------------------
            Graham Tompson

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                          JPS AUTOMOTIVE, INC.


                          By:    /s/ Thomas E. Evans
                                 -----------------------------------------------
                                 Name:    Thomas E. Evans
                                 Title:   Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Thomas E. Evans                       Chief Executive Officer                       April 16, 2002
------------------------------------      (Principal Executive Officer)
           Thomas E. Evans

/s/ J. Michael Stepp                      Executive Vice President and                  April 16, 2002
------------------------------------      Chief Financial Officer
           J. Michael Stepp               (Principal Financial Officer)

/s/ James L. Murawski                     Controller                                    April 16, 2002
------------------------------------
          James L. Murawski

/s/ Ronald T. Lindsay                     Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                       COLLINS & AIKMAN INTERNATIONAL CORPORATION


                       By:   /s/ Monte L. Miller
                             ---------------------------------------------------
                             Name:    Monte L. Miller
                             Title:   President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Monte L. Miller                       President                                     April 16, 2002
------------------------------------      (Principal Executive Officer)
           Monte L. Miller

/s/ James L. Murawski                     Vice President of Finance                     April 16, 2002
------------------------------------      (Principal Financial Officer and
          James L. Murawski               Principal Account Officer)

/s/ Monte L. Miller                       Director                                      April 16, 2002
------------------------------------
           Monte L. Miller

/s/ James L. Murawski                     Director                                      April 16, 2002
------------------------------------
          James L. Murawski

/s/ Robert S. Fenton                      Director                                      April 16, 2002
------------------------------------
           Robert S. Fenton

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                     COLLINS & AIKMAN PROPERTIES, INC.


                     By:    /s/ Monte L. Miller
                            ----------------------------------------------------
                            Name:    Monte L. Miller
                            Title:   President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Fornm S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Monte L. Miller                       President                                     April 16, 2002
------------------------------------      (Principal Executive Officer)
           Monte L. Miller

/s/ James L. Murawski                     Vice President of Finance                     April 16, 2002
------------------------------------      (Principal Financial Officer and
          James L. Murawski               Principal Accounting Officer)

/s/ Monte L. Miller                       Director                                      April 16, 2002
------------------------------------
           Monte L. Miller

/s/ James L. Murawski                     Director                                      April 16, 2002
------------------------------------
          James L. Murawski

/s/ Robert S. Fenton                      Director                                      April 16, 2002
------------------------------------
           Robert S. Fenton

/s/ Jonathan L. Peisner                   Director                                      April 17, 2002
------------------------------------
         Jonathan L. Peisner

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                       GAMBLE DEVELOPMENT COMPANY
                       WICKES ASSET MANAGEMENT, INC.
                       WICKES MANUFACTURING COMPANY


                       By:    /s/ Thomas E. Evans
                              --------------------------------------------------
                              Name:    Thomas E. Evans
                              Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date
/s/ Thomas E. Evans                       President and Chief Executive Officer         April 16, 2002
------------------------------------      (Principal Executive Officer)
           Thomas E. Evans

/s/ J. Michael Stepp                      Executive Vice President and                  April 16, 2002
------------------------------------      Chief Financial Officer
           J. Michael Stepp               (Principal Financial Officer)

/s/ James L. Murawski                     Controller                                    April 16, 2002
------------------------------------
          James L. Murawski

/s/ Eugene A. White                       Director                                      April 16, 2002
------------------------------------
           Eugene A. White

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                   M&C ADVANCED PROCESSES, INC.
                   TEXTRON AUTOMOTIVE EXTERIORS INC.
                   TEXTRON AUTOMOTIVE (ASIA) INC.
                   TEXTRON AUTOMOTIVE (ARGENTINA) INC.
                   TEXTRON AUTOMOTIVE INTERIORS INC.
                   TEXTRON AUTOMOTIVE OVERSEAS INVESTMENT INC.
                   TEXTRON AUTOMOTIVE INTERNATIONAL SERVICES INC.
                   TEXTRON PROPERTIES INC.


                   By:     /s/ Thomas E. Evans
                           -----------------------------------------------------
                           Name:   Thomas E. Evans
                           Title:  Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and Thomas
E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-4 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

/s/ Thomas E. Evans                       Chief Executive Officer                       April 16, 2002
------------------------------------      (Principal Executive Officer)
           Thomas E. Evans

/s/ J. Michael Stepp                      Executive Vice President and                  April 16, 2002
------------------------------------      Chief Financial Officer
           J. Michael Stepp               (Principal Financial Officer)

/s/ James L. Murawski                     Controller                                    April 16, 2002
------------------------------------
          James L. Murawski




/s/ Thomas E. Evans                       Director                                      April 16, 2002
------------------------------------
           Thomas E. Evans
/s/ Ronald T. Lindsay                     Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay
/s/ J. Michael Stepp                      Director                                      April 16, 2002
------------------------------------
           J. Michael Stepp

                                    EXHIBITS

         Please note that in the following description of exhibits, the title of any document entered into, or filing made, prior to July 7, 1994 reflects the name of the entity, a party thereto or filing, as the case may be, at such time. Accordingly, documents and filings described below may refer to Collins & Aikman Holdings Corporation, Collins & Aikman Group, Inc. or Wickes Companies, Inc., if such documents and filings were made prior to July 7, 1994.

Exhibit
Number                  Description

2.1 Agreement and Plan of Merger dated May 14, 2001 by and among Collins & Aikman Corporation, Collins & Aikman Products Co., Becker Group, L.L.C., CE Becker Inc., ME McInerney Inc., J Hoehnel Inc. and the individuals party thereto as sellers is hereby incorporated by reference to Exhibit 2.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated July 13, 2001.

2.2 Agreement and Plan of Merger dated as of August 17, 2001 by and among Collins & Aikman Corporation, Collins & Aikman Products Co., JAII Acquisition Co., Elkin McCallum, Joan Fabrics Corporation and Joan Automotive Industries, Inc is hereby incorporated by reference to Exhibit
     2.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated September 21, 2001.

2.3 First Amendment to Agreement and Plan of Merger by and among Collins & Aikman Corporation, Collins & Aikman Products Co., JAII Acquisition Co., Elkin McCallum, Joan Fabrics Corporation and Joan Automotive Industries, Inc dated as of September 21, 2001 is hereby incorporated by reference to
     Exhibit 2.2 of Collins & Aikman Corporation's Current Report on Form 8-K dated September 21, 2001.

2.4 Purchase Agreement dated as of August 7, 2001, as amended and restated as of November 30, 2001, by and among Textron Inc., Collins & Aikman Corporation and Collins & Aikman Products Co., including Exhibit 1 (Certificate of Designation of the 15% Series A Redeemable Preferred Stock, the 16% Series B Redeemable Preferred Stock and the 16% Series C Redeemable Preferred Stock) and Exhibit 7 (Asset Purchase Agreement dated as of August 7 by and between Textron Automotive Exteriors Inc. and JPS Automotive, Inc.), which is incorporated by reference to Collins and Aikman Corporation Current Report on Form 8-k dated December 20, 2001 and filed on January 4, 2002. The Table of Contents of the Purchase Agreement listed as Exhibit 2.4 contains a list briefly identifying the contents of all omitted schedules and exhibits. Collins & Aikman Corporation will supplementally furnish a copy of any omitted schedule or Exhibit to the Commission upon request.

2.5 Asset Purchase Agreement dated as of August 7, 2001, as amended and restated as of November 30, 2001, by and between Textron Automotive Exteriors Inc. and JPS Automotive, Inc., which is incorporated herein by reference to Exhibit 2.2 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

2.6 Asset Purchase Agreement dated as of August 17, 2001 by and among Collins & Aikman Products Co., Western Avenue Dyers, L.P., Elkin McCallum, Kerry McCallum, Penny Richards and Tyng Textiles LLC, which is incorporated by reference to Exhibit 2.3 to Collins & Aikman Corporation's Current Report on Form 8-K filed on October 4, 2001.

Exhibit
Number                  Description


2.7 First Amendment to Asset Purchase Agreement dated as of September 21, 2001, which is incorporated by reference to Exhibit 2.4 to Collins & Aikman Corporation's Current Report on Form 8-K filed on October 4, 2001.

3.1 Restated Certificate of Incorporation of Collins & Aikman Corporation is hereby incorporated by reference to Exhibit 3.1 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended June 26, 1999.

3.2 Certificate of Amendment to the Restated Certificate of Incorporation of Collins & Aikman Corporation, which is incorporated by reference to Exhibit
     3.2 of Collins & Aikman Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

3.3 By-laws of Collins & Aikman Corporation, as amended, are hereby incorporated by reference to Exhibit 3.2 of Collins & Aikman Corporation's Report on Form 10-K for the fiscal year ended January 27, 1996.

3.4 Certificate of Elimination of Cumulative Exchangeable Redeemable Preferred Stock of Collins & Aikman Corporation is hereby incorporated by reference to Exhibit 3.3 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended October 28, 1995.

4.1 Specimen Stock Certificate for the Common Stock is hereby incorporated by reference to Exhibit 4.3 of Amendment No. 3 to Collins & Aikman Holdings Corporation's Registration Statement on Form S-2 (Registration No. 33-53179) filed June 21, 1994.

4.2 Indenture, dated as of June 1, 1996, between Collins & Aikman Products Co., Collins & Aikman Corporation and First Union National Bank of North Carolina, as Trustee, is hereby incorporated by reference to Exhibit 4.2 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended April 27, 1996.

4.3 First Supplemental Indenture dated as of June 1, 1996, between Collins & Aikman Products Co., Collins & Aikman Corporation and First Union National Bank of North Carolina, as Trustee, is hereby incorporated by reference to
     Exhibit 4.3 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended April 27, 1996.

4.4 Waiver dated as of October 27, 1998 under the Credit Agreement dated as of May 28, 1998, among Collins & Aikman Products Co., Collins & Aikman Canada, Inc. and Collins & Aikman Plastics, Ltd., as Canadian Borrowers, Collins & Aikman Corporation, as Guarantor, the Lender Parties thereto, Bank of America, N.T.S.A., as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Administrative Agent is hereby incorporated by reference to Exhibit 4.5 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended September 26, 1998.

4.5 Waiver dated as of December 22, 1998 under the Credit Agreement dated as of May 28, 1998, among Collins & Aikman Products Co., Collins & Aikman Canada, Inc. and Collins & Aikman Corporation, as Guarantor, the Lender Parties thereto, Bank of America, N.T.S.A., as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Administrative Agent is hereby incorporated by reference to Exhibit 4.6 of Collins & Aikman Corporation's Report on Form 10-K for the year

Exhibit
Number                    Description

     ended December 26, 1998.

4.6 Amendment and Waiver dated as of March 8, 1999, among Collins & Aikman Products Co., Collins & Aikman Canada, Inc., Collins & Aikman Plastics Ltd., Collins & Aikman Corporation, as Guarantor, the Lender Parties thereto, Bank of America N.T.S.A., as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Administrative Agent is hereby incorporated by reference to Exhibit 4.7 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 26, 1998.

4.7 Tranche C Term Loan Supplement dated as of May 12, 1999 to the Credit Agreement dated as of May 28, 1998 among Collins & Aikman Products Co., Collins & Aikman Canada, Inc., Collins & Aikman Plastics, Ltd., Collins & Aikman Corporation, the Financial Institutions parties thereto, Bank of America N.T.S.A., as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Administrative Agent is hereby incorporated by reference to Exhibit 4.1 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended June 26, 1999.

4.8 Indenture dated as of June 28, 1994, between JPS Automotive Products Corp., as Issuer, JPS Automotive L.P., as Guarantor and Shawmut Bank Connecticut, N.A., as Trustee, is hereby incorporated by reference to Exhibit 4.2 of JPS Automotive Corp.'s Registration Statement on Form S-1, Registration No. 33-75510.

4.9 First Supplemental Indenture, dated as of October 5, 1994, between JPS Automotive Products Corp. and JPS Automotive L.P., as Co-Obligors, and Shawmut Bank Connecticut, N.A., as Trustee is hereby incorporated by reference to Exhibit 4.48A of JPS Automotive L.P.'s and JPS Automotive Products Corp.'s Report on Form 10-Q for the fiscal quarter ended October 2, 1994.

4.10 Second Supplemental Indenture, dated as of February 8, 2001, by and among Collins & Aikman Products Co., as Issuer, Collins & Aikman Corporation, as Guarantor, and First Union National Bank, as Trustee, which is incorporated by reference to Exhibit 4.11 of Collins & Aikman Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

4.11 Form of Warrant is hereby incorporated by reference to Exhibit 4.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated July 13, 2001.

4.12 Certificate of Designation of Series A Redeemable Preferred Stock, Series B Redeemable Preferred Stock and Series C Redeemable Preferred Stock, which is incorporated herein by reference to Exhibit 4.1 of Collins & Aikman Corporation's Current Report of Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.13 Indenture dated as of December 20, 2001 by and among Collins & Aikman Products Co., as Issuer, the Guarantors parties thereto, and BNY Midwest Trust Company, as Trustee, which is incorporated herein by reference to
     Exhibit 4.2 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

Exhibit
Number                    Description


4.14 Receivables Transfer Agreement dated as of December 20, 2001 by and among Carcorp, Inc., as Transferor, Collins & Aikman Products Co., individually and as Collection Agent, the persons parties thereto, as CP Conduit Purchasers, Committed Purchasers and Funding Agents and JPMorgan Chase Bank, as Administrative Agent, which is incorporated herein by reference to
     Exhibit 4.3 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.15 Amended and Restated Receivables Purchase Agreement dated as of December 20, 2001 among Collins & Aikman Products Co. and its wholly-owned direct and indirect subsidiaries named therein, as Sellers, and Carcorp, Inc., as Purchaser, and the other Sellers from time to time named therein, which is incorporated herein by reference to Exhibit 4.4 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.16 Credit Agreement dated as of December 20, 2001 among Collins & Aikman Products Co., as Borrower, Collins & Aikman Canada Inc., as a Canadian Borrower, Collins & Aikman Plastics, Ltd., as a Canadian Borrower, Collins & Aikman Corporation, the Lenders named therein, Deutsche Banc Alex. Brown Inc. and Merrill Lynch Capital Corporation, as Co-Documentation Agents, Credit Suisse First Boston Corporation, as Syndication Agent, JPMorgan Chase Bank, as Administrative Agent, and J.P.Morgan Bank Canada, as Canadian Administrative Agent, which is incorporated herein by reference to
     Exhibit 4.5 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.17 Guarantee and Collateral Agreement dated as of December 20, 2001 by and among Collins & Aikman Corporation, Collins & Aikman Products Co. and certain of their subsidiaries and JPMorgan Chase Bank, as Collateral Agent, which is incorporated herein by reference to Exhibit 4.6 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.18 Third Supplemental Indenture, dated as of December 20, 2001, among Collins & Aikman Products Co., Collins & Aikman Corporation, the Subsidiary Guarantors listed on the signature page thereto, and First Union National Bank (as successor in interest to First Union National Bank of North Carolina), which is incorporated herein by reference to Exhibit 4.7 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

5.1  Opinion of Cahill Gordon & Reindel.

10.89 Registration Rights Agreement, dated December 20, 2001, by and among Collins & Aikman Products Co., Collins & Aikman Corporation, and each of the subsidiaries listed on the signature pages thereof, and J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several initial purchasers parties to the Purchase Agreement.

12.1 Statement regarding Computation of Earnings to Fixed Charges for Collins & Aikman Products Co., incorporated by reference to Exhibit 12.3 to Collins & Aikman Corporation's and Collins & Aikman Products Co.'s Registration Statement on Form S-3 filed on April 17, 2002.

Exhibit
Number                      Description


23.1 Consent of Cahill Gordon & Reindel (included as part of Exhibit 5.1).

23.2* Consent of PricewaterhouseCoopers LLP, independent accountants.

23.3* Consent of Arthur Andersen LLP, independent accountants.

23.4* Consent of Ernst & Young LLP, independent accountants.

23.5* Consent of Ernst & Young LLP, independent accountants.

23.6* Consent of KPMG LLP, independent accountants.

24* Power of Attorney (set forth on the signature pages to this Registration Statement).

25*  Statement regarding eligibility of Trustee on Form T-1.

99.1** Form of Letter of Transmittal.

99.2** Form of Notice of Guaranteed Delivery.

--------------------

*    Filed Herewith

**   To be filed by Amendment